UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 __________________________________
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a party other than the Registrant  ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
BellRing Brands, Inc.
(Name of Registrant as Specified In Its Charter)
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January 20, 2021

Dear Fellow Stockholders:
You are cordially invited to attend our annual meeting of stockholders on Wednesday, March 3, 2021. We will hold the meeting at 10:00 a.m., Central Time. The meeting will be entirely virtual, conducted via a live audio-only webcast, in order to protect the health and safety of our stockholders and employees.
In connection with the annual meeting, we have prepared a notice of the meeting, a proxy statement, a proxy card and our annual report to stockholders for the fiscal year ended September 30, 2020, which contain detailed information about us and our operating and financial performance. On or about January 20, 2021, we began mailing to our stockholders these materials or a Notice Regarding the Availability of Proxy Materials containing instructions on how to access these materials online.
Whether or not you plan to attend the meeting, we encourage you to vote your shares. You may vote by telephone or on the Internet, or if you received or requested to receive printed proxy materials, complete, sign and return the enclosed proxy card in the postage-paid envelope enclosed with the proxy materials. We would greatly appreciate your prompt execution of your proxy.

Sincerely,
/s/ Darcy H. Davenport
Darcy H. Davenport
President and Chief Executive Officer

BellRing Brands, Inc.
2503 S. Hanley Road
St. Louis, Missouri 63144
January 20, 2021
Notice of Annual Meeting of Stockholders
Dear Stockholders:
In light of the COVID-19 pandemic, the Board of Directors has decided to hold the 2021 annual meeting of stockholders of BellRing Brands, Inc. exclusively online, via a live audio-only webcast, in order to protect the health and safety of our stockholders and our employees. If you plan to attend the virtual meeting, please see the information below as well as the attendance and registration instructions in the proxy statement. There will be no physical location for the meeting.

Meeting Information:	Date:	Wednesday, March 3, 2021
	Time:	10:00 a.m. Central Time
	Website:	www.meetingcenter.io/261978753
	Password:	BRBR2021
At the annual meeting, stockholders will consider the following matters:
1.the election of two nominees to the Company’s Board of Directors;
2.the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021; and
3.any other business properly introduced at the annual meeting.
The close of business on January 4, 2021 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. This notice of the meeting and the proxy statement and proxy card are first being sent or made available to stockholders on or about January 20, 2021.
We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report to stockholders on the Internet. This means that most stockholders will not receive paper copies of our proxy materials and annual report to stockholders. We will instead send stockholders a Notice Regarding the Availability of Proxy Materials with instructions for accessing the proxy materials and annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our annual meeting.
Your vote is important. Please note that if you hold your shares through a broker, your broker cannot vote your shares on any matter, except ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

By order of the Board of Directors,
/s/ Craig L. Rosenthal
Craig L. Rosenthal
Senior Vice President, General Counsel and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 3, 2021
This notice, the proxy statement attached to this notice and our annual report to stockholders for the fiscal year ended September 30, 2020 are available at www.envisionreports.com/BRBR and on our website at www.bellring.com.

PROXY STATEMENT
4

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary is not a complete description, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING

Time and Date:	10:00 a.m. Central Time, on Wednesday, March 3, 2021

Place:	www.meetingcenter.io/261978753

Password:	BRBR2021

Record Date:	January 4, 2021

Voting:	Stockholders on the record date are entitled to one vote per share on each matter to be voted upon at the annual meeting.

VOTING ITEM

Item		Board Recommendation	Page Reference

1	Election of Two Directors	For all nominees	13

2	Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2021	For	16

Transact any other business that properly comes before the meeting.

Board of Directors
The following table provides summary information about each director nominee as of November 12, 2020. At our annual meeting, stockholders will be asked to elect the two director nominees in Class II listed in the table below. The Board unanimously recommends a vote FOR each nominee.
Class II - Directors whose terms expire at the 2021 annual meeting of stockholders and who are nominees for terms expiring at the 2024 annual meeting

				Board Committees(1)
Name	Director Since	Occupation and Experience	Independent	AC	CGCC	EC

Thomas P. Erickson	2019		Yes	✓	✓

Jennifer Kuperman	2019		Yes	✓	✓

(1)	AC - Audit Committee; CGCC - Corporate Governance and Compensation Committee; EC - Executive Committee

Independent Public Accounting Firm
As a matter of good governance, we are asking our stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021. The Board unanimously recommends a vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PROXY AND VOTING INFORMATION
Why am I receiving these materials?
The Board of Directors (the "Board of Directors" or the "Board") of BellRing Brands, Inc. ("BellRing," the "Company" or "we") is soliciting proxies for the 2021 annual meeting of stockholders. This proxy statement, the form of proxy and the Company’s 2020 annual report to stockholders will be available at www.envisionreports.com/BRBR beginning on January 20, 2021. On or about January 20, 2021, a Notice Regarding the Availability of Proxy Materials (the “Notice”) will be mailed to stockholders of record at the close of business on January 4, 2021, the record date for the 2021 annual meeting of stockholders. On the record date, there were 39,509,247 shares of our Class A common stock outstanding and 1 share of our Class B common stock outstanding.
How can I receive printed proxy materials?
We have elected to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to you online. We believe electronic delivery will expedite stockholders’ receipt of materials, while lowering costs and reducing the environmental impact of our annual meeting by reducing printing and mailing of full sets of materials. On or about January 20, 2021, we mailed to many of our stockholders a Notice containing instructions on how to access our proxy statement and annual report to stockholders online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials.
Why is the Company holding a virtual annual meeting? How can I attend?
In light of the COVID-19 pandemic, the Board of Directors has decided that the annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively online via a live audio-only webcast, in order to protect the health and safety of our stockholders and employees. There will be no physical location for the annual meeting. You are entitled to participate in the annual meeting only if you were a stockholder as of the close of business on the record date, or if you hold a valid proxy for the annual meeting. The virtual annual meeting has been designed to provide substantially the same rights to participate as you would have at an in-person meeting.
If you are a stockholder, you can attend the annual meeting online, vote and submit your questions prior to and during the meeting by visiting www.meetingcenter.io/261978753. The password for the meeting is BRBR2021. Please follow the login and registration instructions outlined below. You will need a 15-digit control number to participate in the annual meeting.
Anyone may enter the annual meeting as a guest in listen-only mode at www.meetingcenter.io/261978753, but only stockholders of record and beneficial owners of shares who have registered for the meeting may participate in the annual meeting.
The online meeting will begin promptly at 10:00 a.m., Central Time on Wednesday, March 3, 2021. We encourage you to access the meeting prior to the start time to provide ample time for logging in. Rules of conduct for the annual meeting will be posted on the annual meeting website at www.meetingcenter.io/261978753.
I am a stockholder of record. How do I register for the annual meeting?
If you are a stockholder of record (i.e., you hold your shares through the Company’s transfer agent, Computershare), then you do not need to register to attend the annual meeting virtually. To attend the meeting, please visit the annual meeting website at www.meetingcenter.io/261978753 to log in on the day of the meeting. To access the meeting, you will need to enter the 15- digit control number printed in the shaded bar on your proxy card or Notice and the meeting password BRBR2021.
I am a beneficial owner of shares. How do I register for the annual meeting?
If your shares are held in “street name” (i.e., you hold your shares through an intermediary, such as in a stock brokerage account or by a bank or other nominee), then you must register in advance in order to attend the annual meeting virtually. To register, you must submit a legal proxy that reflects your proof of proxy power. The legal proxy must reflect your BellRing Brands, Inc. share holdings, along with your name. Please forward a copy of the legal proxy, along with your email address, to Computershare. Requests for registration should be directed to Computershare either by email to legalproxy@computershare.com (forwarding the email from your broker, or attaching an image of your legal proxy) or by mail to Computershare, BellRing Brands Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.
Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than Friday, February 26, 2021. You will receive a confirmation of your registration by email (or by mail, if no email address is provided) after Computershare receives your registration materials. To attend the meeting, please visit the annual meeting website at

www.meetingcenter.io/261978753 to log in on the day of the meeting. To access the meeting, you will need to enter the 15-digit control number provided in the confirmation sent by Computershare and the meeting password BRBR2021.
What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “stockholder of record” with respect to those shares. We have sent a Notice or proxy materials directly to you.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in “street name.” Your broker, bank or other nominee who is considered the stockholder of record with respect to those shares has forwarded a Notice or proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following its instructions for voting by telephone or the Internet.
What if I have trouble accessing the annual meeting virtually?
If you have difficulties logging into the annual meeting virtually, you can utilize the technical resources available on the log-in webpage for the virtual annual meeting at www.meetingcenter.io/261978753 or contact 800-736-3001 for technical assistance.
If there are any technical issues in convening or hosting the annual meeting, we will promptly post information to our newsroom website, www.bellring.com/news, under the Corporate and Financial Releases heading, including information on when the meeting will be reconvened.
What am I being asked to vote on at the meeting?
We are asking our stockholders to consider the following items:
1.the election of the two nominees to our Board of Directors named in this proxy statement;
2.the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2021; and
3.any other business properly introduced at the annual meeting.
How many votes do I have?
If you are a Class A common stockholder, you have one vote for each share of our Class A common stock that you owned at the close of business on the record date. These shares include:
•shares registered directly in your name with our transfer agent, for which you are considered the “stockholder of record”;
•shares held for you as the beneficial owner through a broker, bank or other nominee in “street name”; and
•shares credited to your account in the BellRing Brands, Inc. 401(k) Plan.
As the holder of our 1 outstanding share of Class B common stock at the close of business on the record date, Post Holdings, Inc. ("Post") has 80,215,744 votes representing 67% of the combined voting power of all outstanding shares of common stock.
How can I vote my shares?
You can vote by proxy or online at the virtual annual meeting. If you intend to vote at the virtual annual meeting, please refer to “Why is the Company holding a virtual annual meeting? How can I attend?” on page 2, “I am a stockholder of record. How do I register for the annual meeting?” on page 2 and “I am a beneficial owner of shares. How do I register for the annual meeting?” on page 2.
How do I vote by proxy?
 Pursuant to rules adopted by the SEC, we are providing you access to our proxy materials over the Internet. Accordingly, we are sending a Notice to our stockholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet on the website referred to in the Notice. The Notice also instructs you as to how you may vote on the Internet.
If you are a stockholder of record, you may vote by telephone, Internet or mail. Our telephone and Internet voting procedures are designed to authenticate stockholders by using individual control numbers that can be found on the Notice or proxy card mailed to you.

Registered Shares:
•Voting by telephone: You can vote by calling 800-652-VOTE (800-652-8683) and following the instructions provided. Telephone voting is available 24 hours a day, 7 days a week.
•Voting by Internet: You can vote via the Internet by accessing www.envisionreports.com/BRBR and following the instructions provided. Internet voting is available 24 hours a day, 7 days a week.
•Voting by mail: If you choose to vote by mail (if you request printed copies of the proxy materials by mail), simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
Street Name Shares: If you hold shares through a broker, bank or other nominee, you will receive materials from that person explaining how to vote.
If you submit your proxy using any of these methods, Paul A. Rode or Craig L. Rosenthal, who have been appointed by our Board of Directors as the proxies for our stockholders for this meeting, will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees to our Board of Directors and for or against any other proposals properly introduced at the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendations of our Board of Directors, or if you vote by mail, sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of the three nominees to our Board of Directors; and “FOR” ratification of the appointment of our independent registered public accounting firm.
If any other matter is presented at the meeting, your proxy will authorize Paul A. Rode or Craig L. Rosenthal to vote your shares in accordance with their best judgment. At the time this proxy statement was printed, we knew of no matters to be considered at the annual meeting other than those referenced in this proxy statement.
How can I authorize someone else to attend the annual meeting or vote for me?
Stockholders of Record: Stockholders of record can authorize someone other than the individual(s) named on the proxy card or Notice to attend the virtual meeting or vote on their behalf by crossing out the individual(s) named on the proxy card or Notice and inserting the name, address and email address of the individual being authorized. Request registration of an authorized representative for the annual meeting by forwarding an image of your updated proxy card or Notice to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, BellRing Brands Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.
Beneficial Owners of Shares: Beneficial owners of shares can authorize someone other than the individual(s) named on the legal proxy obtained from their brokers or banks to attend the virtual meeting or vote on their behalf by providing a written authorization to the individual being authorized along with a legal proxy. Contact information for the authorized individual, including name, address and email address, is required for registration of the authorized representative. Requests for registration of an authorized representative for the annual meeting, along with the contact information specified above and an image of your legal proxy, should be directed to Computershare either by email to legalproxy@computershare.com or by mail to Computershare, BellRing Brands Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.
Requests for registration of an authorized representative must be labeled as “Legal Proxy” and be received by Computershare no later than Friday, February 26, 2021.
How can I change or revoke my proxy?
Stockholders of Record: You may change or revoke your proxy by voting again on the Internet or by telephone after submitting your original vote, by submitting a written notice of revocation to BellRing Brands, Inc., c/o Corporate Secretary, 2503 S. Hanley Rd., St. Louis, Missouri 63144 before the annual meeting, by requesting and returning a proxy card by mail with a later date, or by attending the virtual annual meeting and voting online. For all methods of voting, the last vote cast will supersede all previous votes.
Beneficial Owners of Shares: You may change or revoke your voting instructions by following the specific directions provided to you by your broker, bank or other nominee.
How do I vote in person?
You will not be able to vote in person at the annual meeting as the annual meeting will be exclusively virtual this year. However, you will be able to vote online at the virtual annual meeting. See “How can I vote my shares?” on page 3.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this by telephone, over the Internet or by mail. Please refer to the materials you receive from your broker, bank or other nominee.

How do I vote my shares in the BellRing Brands, Inc. 401(k) Plan?
If you are both a stockholder and a participant in the BellRing Brands, Inc. 401(k) Plan, you will receive a single Notice or proxy card that covers shares of our common stock credited to your plan account as well as shares of record registered in exactly the same name. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate Notices or proxy cards for individual and plan holdings. If you own shares through the plan and you do not return your proxy by 11:59 p.m., Eastern Time, on February 26, 2021, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan. The trustee also will vote unallocated shares of our common stock held in the plan in direct proportion to the voting of allocated shares in the plan for which voting instructions have been received unless doing so would be inconsistent with the trustee’s duties.
Is my vote confidential?
Voting tabulations are confidential, except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a stockholder includes written comments on a proxy or other voting materials.
What “quorum” is required for the annual meeting?
In order to have a valid stockholder vote, a quorum must exist at the annual meeting. For us, a quorum exists when holders of shares representing a majority of the total voting power of capital stock entitled to vote at the meeting are present or represented at the meeting, provided that in no event shall a quorum consist of less than a majority of the total voting power of outstanding shares entitled to vote.
What vote is required?
The election of each director nominee and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2021 must be approved by a majority the total voting power of the shares represented at the annual meeting in person or by proxy and entitled to vote on the matter.
How are the voting results determined?
A vote of “withhold” for a nominee will not be voted for that nominee. A vote of “abstain” on a matter will be considered to be represented at the annual meeting, but not voted for these purposes. If a broker indicates on its proxy that it does not have authority to vote certain shares held in street name, the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in street name on particular proposals under the rules of the New York Stock Exchange (the “NYSE”), and the beneficial owner of those shares has not instructed the broker to vote on those proposals. If you are a beneficial owner and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares only with regard to ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Shares registered in the name of a broker, bank or other nominee, for which proxies are voted on some, but not all, matters, will be considered to be represented at the annual meeting for purposes of determining a quorum and voted only as to those matters marked on the proxy card.
Is any other business expected at the meeting?
The Board of Directors does not intend to present any business at the annual meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the annual meeting, including any stockholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proxies will act on such matter in their discretion.
What happens if the annual meeting is adjourned or postponed?
If the annual meeting is adjourned or postponed, your proxy will still be valid and may be voted at the adjourned or postponed meeting.
How can I ask questions pertinent to annual meeting matters?
Stockholders may submit questions either before the annual meeting (from Monday, February 8, 2021 until Wednesday, February 24, 2021) or during the annual meeting. If you wish to submit a question either before or during the annual meeting, please log into www.meetingcenter.io/261978753, enter the meeting password BRBR2021 and your 15-digit control number, and follow the instructions to submit a question. Questions pertinent to meeting matters will be answered during the meeting after voting is completed, subject to time constraints. Questions or comments that relate to proposals that are not properly before the annual meeting, relate to matters that are not proper subject for action by stockholders, are irrelevant to the

Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another stockholder, or are not otherwise suitable for the conduct of the annual meeting as determined in the sole discretion of the Company, will not be answered. In addition, questions may be grouped by topic by our management with a representative question read aloud and answered.
Where can I find the voting results?
We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a Current Report on Form 8-K, which we expect to file with the SEC on or before March 9, 2021. You also can go to our website at www.bellring.com to access the Form 8-K. Information on our website does not constitute part of this proxy statement.

CORPORATE GOVERNANCE

Overview
We are dedicated to creating long-term stockholder value. It is our policy to conduct our business with integrity and a commitment to providing value to our customers and consumers. All of our corporate governance materials, including our corporate governance guidelines, our code of conduct for directors, officers and employees, our Audit Committee charter and our Corporate Governance and Compensation Committee charter, are published under the Corporate Governance section within the Investor Relations portion of our website at www.bellring.com. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement. Our Board of Directors regularly reviews these materials, Delaware law, the rules and listing standards of the NYSE and SEC rules and regulations, as well as best practices suggested by recognized governance authorities, and modifies our corporate governance materials as warranted.
Director Independence and Role of the Independent Lead Director
Our Board of Directors follows the categorical independence standards based on the NYSE listing standards and the SEC rules and regulations as described in our corporate governance guidelines. Our Board has determined, in its judgment, that all of our non-employee directors, except for Mr. Vitale, our Chairman of the Board, are independent directors as defined in the NYSE listing standards and the SEC rules and regulations.
The independent members of the Board of Directors meet regularly in executive sessions without the presence of management. These sessions are normally held in conjunction with regular Board and committee meetings. The chairman of the Corporate Governance and Compensation Committee acts as the presiding director during an executive session of the Board, and the chairman of the committee then in session acts as the chairman during an executive session of that committee.
Our corporate governance guidelines provide that if the Chairman of the Board is not an independent director, then the chairman of our Corporate Governance and Compensation Committee will serve as our independent Lead Director. Our Lead Director has a number of important responsibilities that are described in our corporate governance guidelines, including (i) working with the Chief Executive Officer to develop Board and committee agendas, (ii) coordinating and chairing executive sessions of the Board’s independent directors and (iii) working with the Corporate Governance and Compensation Committee to identify for appointment the members of the various Board committees. Mr. Stein currently serves as our Lead Director and plays an active role in the Company. He serves as an independent liaison between the Chairman of the Board, the Chief Executive Officer, the other members of our Board and management of our Company. Mr. Stein has extensive knowledge about BellRing’s strategic objectives, the industry in which BellRing operates and the areas of strategic importance to BellRing. Our Chief Executive Officer confers regularly with Mr. Stein on a variety of topics, including updates on the Company’s business and other strategic matters. Mr. Stein also consults regularly with the Company’s independent compensation consultant, Aon, and works closely with Aon to develop proposals for the design of our executive compensation programs, which are then reviewed by our Corporate Governance and Compensation Committee.
Code of Conduct
Our code of conduct sets forth our expectations for the conduct of business by our directors, officers and employees. We intend to post amendments to or waivers from (to the extent applicable to one of our directors or our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions) this document on our website or in a report on Form 8-K.
Conflicts of Interest
Pursuant to our code of conduct, each director and officer has an obligation not to engage in any transaction that could be deemed a conflict of interest.
The Corporate Governance and Compensation Committee (the "Committee") is responsible for approving and ratifying transactions in which one or more directors may have an interest. The Committee reviews the material facts of all interested party transactions that require the Committee’s approval and either approves or disapproves of the entry into the interested party transaction. In the event management, in the normal course of reviewing our records, determines an interested party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.
No director may participate in the approval of an interested party transaction for which he or she is a related party. If an interested party transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party.

Policy on Hedging and Pledging Company Stock
We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities and prohibits pledging of securities by directors and executive officers. Specifically, the policy prohibits directors and executive officers from (i) transactions in put and call options or other hedging transactions (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) and (ii) pledging, hypothecating or otherwise encumbering the Company’s common stock or other equity securities as collateral for indebtedness, including holding such securities in a margin account.
Structure of the Board of Directors
The Board of Directors is currently comprised of five members. Post currently has the authority to designate three nominees for the Board of Directors. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (as amended) and our Investor Rights Agreement with Post provide for a Board of Directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year’s annual meeting of stockholders. The size of the Board of Directors can be changed by a vote of its members, and in the event of any increase or decrease in the number of directors, the directors in each class shall be adjusted as necessary so that all classes shall be as equal in number as reasonably possible. However, no reduction in the number of directors shall affect the term of office of any incumbent director. Subject to our Investor Rights Agreement with Post, vacancies on the Board of Directors may be filled by a majority vote of the remaining directors, and the Board of Directors determines the class to which any director shall be assigned. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board of Directors, serves until the next meeting of stockholders at which directors in his or her assigned class are elected, at which time he or she may stand for election if nominated by the full Board.
Board Meetings and Committees
The Board of Directors has the following three committees: Audit; Corporate Governance and Compensation; and Executive. The table below contains information concerning the membership of each of the committees and the number of times the Board of Directors and each committee met during fiscal year 2020. During fiscal year 2020, each director attended at least 75% of the total number of meetings of the Board of Directors and the committee(s) on which he or she served. Because our annual meeting of stockholders is purely routine in nature, our corporate governance guidelines do not require our directors to attend the annual meeting of stockholders and, accordingly, two directors attended the 2020 annual meeting of stockholders. As of November 12, 2020, the Board of Directors and committee members were as follows:

Director	Board	Audit	Corporate Governance and Compensation	Executive
Robert V. Vitale	✓			✓
Darcy Horn Davenport	•
Elliot H. Stein, Jr.	•	•	✓	•
Thomas P. Erickson	•	✓	•
Jennifer Kuperman	•	•	•
Meetings held in fiscal year 2020	5	4	4	0

✓	–	Chair	•	–	Member
Audit Committee
The Audit Committee’s primary responsibilities are to monitor and oversee (a) the quality and integrity of our financial statements and financial reporting, (b) the independence and qualifications of our independent registered public accounting firm, (c) the performance of our internal audit function and independent registered public accounting firm, (d) our systems of internal accounting, financial controls and disclosure controls and (e) compliance with legal and regulatory requirements, codes of conduct and ethics programs.
The Board of Directors has determined, in its judgment, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written charter, adopted by the Board of Directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.bellring.com. The Board of Directors also has determined, in its judgment, that Mr. Erickson, the chair of our Audit Committee, as “audit committee financial expert” as defined by SEC rules and that each member of the Audit Committee is “financially literate” as defined in the NYSE listing standards. Our corporate governance guidelines and Audit Committee charter provide that no Audit Committee member may serve on more than two other public company audit committees absent a judgment that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. The Board of Directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found on page 17 of this proxy statement.
Corporate Governance and Compensation Committee
The Corporate Governance and Compensation Committee (a) determines the compensation level of our Section 16 officers, (b) at such time as the Company no longer qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, will review management’s Compensation Discussion and Analysis relating to our executive compensation programs and approve the inclusion of the same in our proxy statement and/or annual report to stockholders, (c) at such time as the Company no longer qualifies as an emerging growth company, will issue a report confirming the Committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our proxy statement and/or annual report to stockholders, (d) administers and makes recommendations with respect to director compensation, incentive compensation plans and stock-based plans and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees. The Corporate Governance and Compensation Committee also (i) reviews and revises, as necessary, our corporate governance guidelines, (ii) considers and evaluates transactions between the Company and any director, officer or affiliate of the Company and (iii) identifies individuals qualified to become members of our Board of Directors. The Corporate Governance and Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate, provided that any such subcommittees are composed entirely of independent directors.
The Board of Directors has determined, in its judgment, that the Corporate Governance and Compensation Committee is comprised solely of independent directors as defined in the NYSE listing standards. The Corporate Governance and Compensation Committee operates under a written charter, adopted by the Board of Directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.bellring.com.
Executive Committee
The Executive Committee may exercise all Board authority in the intervals between Board meetings, to the extent such authority is in compliance with our corporate governance guidelines and does not infringe upon the duties and responsibilities of other Board committees.
Nomination Process for Election of Directors
The Corporate Governance and Compensation Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. The Committee may, from time to time, initiate a search for a new candidate, seeking input from our Chairman of the Board and from other directors. The Committee may retain an executive search firm to identify potential candidates. All candidates must meet the requirements specified in our Amended and Restated Bylaws (as amended) and our corporate governance guidelines. Candidates who meet those requirements and otherwise qualify for membership on our Board of Directors are identified, and the Committee initiates contact with preferred candidates. The Committee meets to consider and approve final candidates who are then presented to the Board of Directors for consideration and approval. Our Chairman or the chairman of the Corporate Governance and Compensation Committee may extend an invitation to join the Board of Directors.
The Committee relies primarily on recommendations from management and members of the Board of Directors to identify director nominee candidates. However, the Committee will consider timely written suggestions from stockholders. Such suggestions and the nominee’s consent to being nominated, together with appropriate biographical information (including principal occupation for the previous five years and business and residential addresses) and other relevant information, as outlined in our Amended and Restated Bylaws (as amended), should be submitted in writing to our corporate secretary. Stockholders wishing to suggest a candidate for director nomination for the 2022 annual meeting of stockholders should mail their suggestions to our principal executive offices at Bellring Brands, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. Suggestions must be received by the corporate secretary no earlier than November 3, 2021 and no later than December 3, 2021.
Other Board Service
Our corporate governance guidelines do not prohibit our directors from serving on boards or committees of other organizations, except that no Audit Committee member may serve on more than two other public company audit committees absent a judgment that such simultaneous service would not impair the ability of that director to effectively serve on our Audit Committee. Our corporate governance guidelines provide, however, that each of our directors is expected to ensure that other commitments do not interfere with the director’s discharge of his or her duties.
Mr. Vitale is executive chairman of our Board of Directors, as well as on the board of directors of our publicly-traded majority owner, Post, a consumer packaged goods holding company. Mr. Vitale is also on the board of directors of the publicly-traded company Energizer Holdings, Inc. We believe that Mr. Vitale has the capacity to serve in these various roles and our Board of Directors does not believe that Mr. Vitale’s other board commitments will interfere with Mr. Vitale’s discharge of his duties as executive chairman of our Board of Directors.
Role of the Board in Risk Oversight
The Board of Directors is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The Board of Directors, directly and through its committees, carries out its oversight role by regularly reviewing and discussing with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and reviews those items with the Board of Directors at regularly scheduled meetings. The Board of Directors has received updates on the evolving COVID-19 pandemic from, and has discussed these updates with, our management, including with regard to protecting the health and safety of our employees and evaluating the impact of the COVID-19 pandemic on strategy, operations, liquidity and financial matters.
We do not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking. The design of our compensation policies and practices encourages employees to remain focused on both short- and long-term financial and operational goals. For example, bonus plans measure performance on an annual basis but are subject to the Corporate Governance and Compensation Committee’s ultimate judgment and discretion. In addition, equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation over an extended period of time instead of on short-term financial results.
Board Leadership Structure
Our current Board leadership structure consists of:
•separate Chairman of the Board and Chief Executive Officer roles;
•an independent Lead Director;
•all non-management directors except for the Chairman of the Board and Chief Executive Officer;
•independent Audit and Corporate Governance and Compensation Committees; and
•governance practices that promote independent leadership and oversight.
Separate Chairman and Chief Executive Officer
We do not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that it should maintain flexibility to select our chairperson and Board leadership structure from time to time. Robert V. Vitale serves as executive Chairman of the Board and Darcy Horn Davenport serves as our Chief Executive Officer. Ms. Davenport also is a member of the Board. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is optimal at this time because it allows Ms. Davenport to focus on operating and managing our Company, while Mr. Vitale can focus on leading our Board. In addition, an independent director serves as Lead Director. As described below, we believe our governance practices ensure that skilled and experienced independent directors provide independent guidance and leadership.
When determining the leadership structure that will allow the Board of Directors to effectively carry out its responsibilities and best represent our stockholders’ interests, the Board will consider various factors, including our specific business needs, our operating and financial performance, industry conditions, the economic and regulatory environment, Board and committee annual self-evaluations, advantages and disadvantages of alternative leadership structures and our corporate governance practices.
Independent Lead Director and Independent Directors
Pursuant to our corporate governance guidelines, the chairman of the Corporate Governance and Compensation Committee, currently Mr. Stein, acts in the role of our independent Lead Director. The Lead Director’s duties are described above under “Director Independence and Role of the Independent Lead Director.”
In addition to the Lead Director, the Board has a majority of independent directors. The Audit Committee and Corporate Governance and Compensation Committee are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately monitor the Chief Executive Officer. Our independent directors have the opportunity to meet in executive session at the conclusion of each of our Board of Directors meetings.
Director Evaluations
On an annual basis, the Corporate Governance and Compensation Committee is expected to conduct an evaluation of the Board of Directors and the functioning of the committees of the Board. In addition to this evaluation, and as a part of this process, the Board and each committee conducts a self-assessment. The Corporate Governance and Compensation Committee reviews the results of these self-assessments, shares the same with the Board and each committee, as appropriate, and makes any advisable recommendations based on this feedback.
Policy on Director Diversity
Although the Corporate Governance and Compensation Committee does not have a written policy regarding diversity in identifying new director candidates, the Committee takes diversity into account in its search for the best available candidates to serve on the Board of Directors. The Committee believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating personal characteristics promotes inclusiveness, enhances the Board of Directors’ deliberations and enables the Board of Directors to better represent all of our constituents, including our diverse consumer base and workforce. Accordingly, the Committee seeks out highly qualified candidates with diverse backgrounds, skills and experiences. The Committee looks to establish diversity on the Board of Directors through a number of demographics, experience (including operational experience), skills and viewpoints, all with a view to identify candidates who can assist the Board with its decision making. The Committee also considers factors such as diversity on the basis of race, color, national origin, gender, religion, disability and sexual orientation. Two of our five directors are women: Ms. Davenport, also our Chief Executive Officer, and Ms. Kuperman.
Communication with the Board
Stockholders and other parties interested in communicating directly with an individual director or with the non-management directors as a group may do so by writing to the individual director or group, c/o BellRing Brands, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. The Board of Directors has directed our corporate secretary to forward stockholder communications to our Chairman and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding our governance or operations, our corporate secretary will use his discretion to refrain from forwarding the following: sales literature; defamatory material regarding us and/or our directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive or was addressed previously in some manner; and other correspondence unrelated to the Board of Directors’ corporate governance and oversight responsibilities.
Environmental and Social Matters
Sustainability
We are committed to improved transparency related to our practices that impact environmental, social and governance (“ESG”) matters. At the beginning of 2020, we created a cross functional ESG team with the objectives of analyzing our existing ESG strategies and opportunities, expanding our ESG practices and measuring and reporting the results of our ESG initiatives. We are proud of the reduced environmental impact of our transportation and logistics footprint, our packaging and packaging processes improvements and additional sustainability initiatives we are undertaking.
Diversity and Inclusion
We are dedicated to creating an inclusive environment that reflects the communities in which we live and work. This year, we established an executive-sponsored employee team, our C.H.A.N.G.E. Team, which is charged with helping to continue the development of our diverse, equitable and inclusive culture, strategies and goals, and tracking our progress against them.
Our People
We are a people-first culture. Our people are critical to our success and we prioritize providing a safe, rewarding and respectful workplace where our people are provided with opportunities to pursue career paths based on skills, performance and potential. We adhere to our Code of Conduct, which sets forth a commitment to our stakeholders, including our employees, to operate with integrity and mutual respect.
During the COVID-19 pandemic, we are taking necessary actions to safeguard the health of our employees. Steps we have taken include enhancing facility safety measures, encouraging hygiene practices advised by health authorities, mandating face-coverings, restricting business travel and site visitors and implementing remote working for certain office employees. We continue to monitor our practices to remain aligned with federal, state, local and international laws, regulations and guidelines.

Community Involvement
We are passionate about supporting the communities in which we live and work. Each year, Premier Nutrition Company, LLC, our primary operating subsidiary ("Premier Nutrition"), makes donations to philanthropic organizations that align with its purpose, culture and community. It also supports its employees who are passionate about a cause by matching their donations one-to-one. In 2020, the San Francisco Business Times identified Premier Nutrition as one of the Top 100 Bay Area Corporate Philanthropists.

ELECTION OF DIRECTORS
(Proxy Item No. 1)
The terms of two current directors (Mr. Erickson and Ms. Kuperman) will expire at the 2021 annual meeting of stockholders. Our Board of Directors has nominated Mr. Erickson and Ms. Kuperman for election for a three-year term that will expire in 2024. The Board of Directors is not aware that either of these nominees will be unwilling or unable to serve as a director. Each nominee has consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes the persons named on the proxy card to vote for a replacement nominee if the Board of Directors names one. As an alternative, the Board of Directors may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees presented.
Each nominee is currently a director. Each of Mr. Erickson and Ms. Kuperman were elected to the Board in October 2019, upon the closing our initial public offering (our "IPO").
The persons named on the proxy card intend to vote the proxy representing your shares for the election of Mr. Erickson and Ms. Kuperman, unless you indicate on the proxy card that the vote should be withheld or you indicate contrary directions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominees named on the proxy card.
The Board of Directors unanimously recommends a vote “FOR” each of these nominees.

Information about the Current Directors and Nominees for Election to the Board of Directors
Board Composition
We believe that our directors should possess the highest personal and professional integrity and values and be committed to representing the long-term interests of our stockholders. We further believe that the backgrounds and qualifications of our directors, considered as a group, should provide a blend of business experience and competence, and professional and personal abilities, that will allow the Board of Directors to fulfill its responsibilities. The Corporate Governance and Compensation Committee works with the Board to determine the appropriate mix of these backgrounds and qualifications to maintain a Board with strong collective abilities.
To fulfill these objectives, the Board of Directors has determined that it is important to nominate directors with the skills and experiences set forth below, among others. The experiences, qualifications and skills that the Board considered in each director’s re-nomination are included in their individual biographies.
•Leadership Experience.  We believe that directors with experience in significant leadership positions over an extended period generally possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others. They also generally possess a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.
•Financial or Accounting Acumen.  We believe that an understanding of finance and financial reporting processes enables our directors to evaluate and understand the impact of business decisions on our financial statements and capital structure. In addition, accurate financial reporting and robust auditing are critical to our ongoing success.
•Industry Experience.  We seek directors with experience as executives or directors or in other leadership positions in industries relevant to our business, including consumer packaged goods, branded products, retail or consumer product manufacturing.
•Operational Experience.  We believe that directors who are current or former executives with direct operational responsibilities bring valuable practical insight to helping to develop, implement and assess our operating plan and business strategy. Operational experience includes experience in areas such as marketing, supply chain, sustainability and commodity management.
•Public Company Experience.  Directors with experience as executives or directors of other publicly traded companies generally are well prepared to fulfill the Board’s responsibilities of overseeing and providing insight and guidance to management, and help further our goals of greater transparency, accountability for management and the Board and protection of our stockholders’ interests.
In addition, when evaluating the suitability of individuals for nomination, the Corporate Governance and Compensation Committee considers other appropriate factors, including whether the individual satisfies applicable independence requirements.
The following information is furnished with respect to each nominee for election as a director and each continuing director. The ages of the directors are as of January 1, 2021.
Nominees for Election
THOMAS P. ERICKSON has served as a member of our Board of Directors since October 2019. Mr. Erickson has been the managing member of Thomas P. Erickson, CPA, LLC, a tax consulting firm, since May 2016 and is a retired tax partner from KPMG, where he worked from 1980 to September 2015. From September 2015 to May 2016, Mr. Erickson provided tax consulting services to various companies and individuals. Mr. Erickson has over 40 years of public accounting experience and is an instructor of advanced partnership planning, taxable and nontaxable corporate transactions and formations and S corporation planning for KPMG. Mr. Erickson has extensive expertise in tax matters and finance and financial reporting processes. Mr. Erickson is a Certified Public Accountant. Age 66.
Director Qualifications
•Leadership Experience, Financial or Accounting Acumen.
JENNIFER KUPERMAN has served as a member of our Board of Directors since October 2019. Ms. Kuperman has been head of international corporate affairs at Alibaba Group Holding Limited, a multinational conglomerate holding company specializing in eCommerce, retail, internet and technology, since April 2016 and served as vice president, international corporate affairs at Alibaba Group Holding Limited from August 2014 to April 2016. Prior to joining Alibaba Group Holding

Limited, Ms. Kuperman was senior vice president of corporate brand and reputation at Visa Inc., a global payments technology company, from April 2013 to August 2014 and chief of staff, office of the chairman and chief executive officer at Visa Inc. from August 2010 to April 2013. Ms. Kuperman also served as head of global corporate communications and citizenship at Visa Inc. from August 2008 to July 2010 and head of employee and client communication at Visa Inc. from August 2004 to June 2008. Ms. Kuperman has experience in significant leadership positions and extensive international experience. Age 47.
Director Qualifications
•Leadership Experience, Financial or Accounting Acumen, Operational Experience, Public Company Experience.
Directors Continuing in Service
ROBERT V. VITALE has served as executive chairman of our Board of Directors since September 2019. Mr. Vitale is President and Chief Executive Officer and a member of the Board of Directors of Post Holdings, Inc., a publicly-traded consumer packaged goods holding company, since November 2014. Mr. Vitale served as chief financial officer of Post Holdings, Inc. from October 2011 until November 2014. Mr. Vitale is a member of the board of directors of 8th Avenue Food & Provisions, Inc., a private brands food products business. Mr. Vitale also serves on the board of directors of Energizer Holdings, Inc., a publicly-traded manufacturer and distributor of primary batteries, portable lighting products and automotive appearance, performance, refrigerant and fragrance products. Mr. Vitale previously served as president and chief executive officer of AHM Financial Group, LLC, a diversified provider of insurance brokerage and wealth management services, from 2006 until 2011 and previously was a partner of Westgate Equity Partners, LLC, a consumer-oriented private equity firm. Age 54.
Director Qualifications
•Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Experience.
DARCY HORN DAVENPORT has served as our President and Chief Executive Officer since September 2019 and as a member of our Board of Directors since October 2019. Prior to our IPO, Ms. Davenport has served as President of Post’s active nutrition business since October 2017 and as President of Premier Nutrition since November 2016. Ms. Davenport previously served as General Manager of Premier Nutrition from October 2014 to November 2016 and Vice President of Marketing from October 2011 to October 2014. Prior to joining Premier Nutrition, Ms. Davenport served as Director of Brand Marketing at Joint Juice, Inc., a liquid dietary supplement manufacturer, from May 2009 to October 2011, when it combined with Premier Nutrition. Ms. Davenport has served as a member of the board of directors of Blentech Corporation, a company focusing on developing custom-made, food processing solutions including equipment, integrated systems and software, since January 2010. Ms. Davenport has experience in significant leadership positions, extensive experience in leadership roles in industries relevant to our business, an understanding of finance and financial reporting processes, experience in marketing and sales and experience as an executive with direct operational responsibilities. Age 48.
    Director Qualifications
•Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience.
ELLIOT H. STEIN, JR. has served as a member of our Board of Directors since October 2019. Mr. Stein has been chairman of Acertas, LLC and Senturion Forecasting, LLC, two privately owned data analytics firms, since 2013. In addition, Mr. Stein has been a director of Apollo Investment Corporation, a publicly traded closed-end, externally managed, non-diversified management investment company, since 2004, and a director of two publicly traded diversified, closed-end management investment companies: Apollo Senior Floating Rate Fund, Inc., since 2011, and Apollo Tactical Income Fund Inc., since 2013. Mr. Stein is also a board member of Multi-Pack Solutions, LLC, a privately-owned manufacturing company, and Cohere Communications, LLC, a privately owned managed IT services and cybersecurity provider. Previously, Mr. Stein was a managing director of Commonwealth Capital Partners, L.P. He also previously served as a director of various private companies in the media, manufacturing, retail and finance industries. Mr. Stein was chairman of Caribbean International News Corporation when it filed a voluntary petition under the U.S. Bankruptcy Code in September 2013 and of News Distributors of Puerto Rico LLC when it filed a voluntary petition under the U.S. Bankruptcy Code in February 2014. Mr. Stein has experience in significant leadership positions, an extensive understanding of financial and financial reporting processes and experience as a director of other publicly traded companies. Age 71.
Director Qualifications
•Leadership Experience, Financial or Accounting Acumen, Public Company Experience.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proxy Item No. 2)
The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021, and the Board of Directors has directed that management submit the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for ratification by our stockholders at the annual meeting of stockholders. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since we were formed in March 2019 and served as the independent registered public accounting firm for the subsidiaries that comprise our business since 2014. A representative of that firm will be present at the annual meeting of stockholders, will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.
We are not required to obtain stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the appointment of PricewaterhouseCoopers LLP to stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests and the best interests of our stockholders.
The following table sets forth an estimate of the fees that we expect to be billed for audit services during the fiscal year ended September 30, 2020 and for other services during that fiscal year, and the fees billed for audit services during the fiscal year ended September 30, 2019 and for other services during that fiscal year.

	Year Ended September 30,
	2020	2019
Audit fees(1)	$912,900	$861,450
Audit-related fees(2)	$—	$5,000
Tax fees(3)	$10,000	$10,000
All other fees(4)	$2,700	$2,700
________
(1)Audit fees relate primarily to the audit and reviews of our financial statements, comfort letter consents and reviews of SEC registration statements.
(2)Audit-related fees are for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements. For the fiscal years ended September 30, 2020 and September 30, 2019, these services relate to new accounting pronouncements in the year prior to implementation.
(3)Tax fees include consulting and compliance services and preparation of tax returns in jurisdictions outside of the United States.
(4)All other fees include any fees for services rendered by PricewaterhouseCoopers LLP which are not included in any of the above categories. The other fees consist of licensing fees paid for accounting research software.
With regard to the fees listed above, the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of services other than audit services is compatible with its ability to maintain its independence. Regardless of the size or nature of the other services, if any, to be provided, it is the Audit Committee’s policy and practice to approve any services not under the heading “Audit Fees” before any such services are undertaken.
The Audit Committee has a formal policy concerning approval of all services to be provided by PricewaterhouseCoopers LLP, including audit, audit-related, tax and other services. The policy requires that all services PricewaterhouseCoopers LLP may provide to us must be pre-approved by the Audit Committee. The chairman of the Audit Committee has the authority to pre-approve permitted services that require action between regular Audit Committee meetings, provided that the chairman reports any pre-approval decisions to the Audit Committee at the next regular meeting. The Board of Directors approved all services provided by PricewaterhouseCoopers LLP during fiscal year 2020.
Our audit was staffed primarily by full-time, permanent employees of PricewaterhouseCoopers LLP.
The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. Our internal auditors assist the Audit Committee with its responsibility to monitor and oversee the financial reporting process and internal controls. The Audit Committee discusses with our internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The Audit Committee meets, at least quarterly, with the internal auditors and independent registered public accounting firm, and at the Committee’s discretion with and without management present, and discusses the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.
With respect to our audited financial statements for the fiscal year ended September 30, 2020, management has represented to the Audit Committee that the financial statements were prepared in accordance with United States generally accepted accounting principles (“GAAP”) and the Audit Committee has reviewed and discussed those financial statements with management. The Audit Committee also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the PCAOB and the Securities Exchange Commission (the "SEC").
The Audit Committee has received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed the independence of PricewaterhouseCoopers LLP with members of that firm.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2020 be included in our Annual Report on Form 10-K filed with the SEC for that year.
Although the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in accordance with GAAP. This is the responsibility of management and the independent registered public accounting firm.
Thomas P. Erickson, Chairman
Jennifer Kuperman
Elliot H. Stein, Jr.

COMPENSATION OF OFFICERS AND DIRECTORS
Compensation Discussion
Introduction
This section sets forth certain compensation information for our following named executive officers (the "named executive officers" or the "NEOs"):

Name	Title
Robert V. Vitale	Executive Chairman of the Board of Directors
Darcy Horn Davenport	President and Chief Executive Officer
Paul A. Rode	Chief Financial Officer
Douglas J. Cornille	Senior Vice President, Marketing - Premier Nutrition
Robert V. Vitale, our Executive Chairman, and Darcy Horn Davenport, our President and Chief Executive Officer, each served as co-principal executive officers of the Company in fiscal 2020.
Compensation Decision Process
Role of the Corporate Governance and Compensation Committee
The Corporate Governance and Compensation Committee is responsible to our Board of Directors for oversight of our executive compensation programs. The Committee consists of independent directors and is responsible for the review and approval of all aspects of our programs. Among its duties, the Committee is responsible for:
•reviewing and assessing competitive market data;
•reviewing the chief executive officer’s performance and determining the chief executive officer’s compensation;
•reviewing and approving incentive plan goals, achievement levels, objectives and compensation recommendations for the NEOs and other executive officers;
•evaluating the competitiveness of each executive’s total compensation package to ensure that we can attract and retain critical management talent; and
•approving any changes to the total compensation programs for the NEOs including, but not limited to, base salary, annual bonuses, long-term incentives and benefits.
Following review and discussion, the Committee or the Board, as applicable, approves the executive compensation of our executive officers. The Committee is supported in its work by our Senior Vice President, General Counsel and human resources team, as well as the Committee’s independent compensation consultant. In the event that an employee becomes an executive officer in the middle of the fiscal year, the Committee approves such executive officer’s compensation on a go-forward basis but does not retroactively approve any compensation or compensation targets previously set for such employee.
Role of Management
For executive officers other than herself, our President and Chief Executive Officer makes pay recommendations to the Committee based on competitive market data and an assessment of individual performance. Her recommendations to the Committee establish appropriate and market-competitive compensation opportunities for our NEOs, consistent with our overall pay philosophy. The Committee reviews and discusses the recommendations, in conjunction with the Committee’s independent compensation consultant, in making compensation decisions or recommendations to the full Board. No officer participates directly in the final deliberations or determinations regarding his or her own compensation package.
Role of the Independent Compensation Consultant
The Committee retains the services of Aon, in accordance with the Committee’s charter. Aon reports directly to the Committee. The Committee retains sole authority to hire or terminate Aon, approves its professional fees, determines the nature and scope of its services and evaluates its performance. A representative of Aon attends Committee meetings, as requested, and communicates with the Committee chair between meetings when needed. The Committee makes all final decisions regarding executive compensation.
Aon’s specific compensation consultation roles include, but are not limited to, the following:
•advising the Committee on director and executive compensation trends and regulatory developments;

•developing a peer group of companies for determining competitive compensation rates;
•providing a total compensation study for executives against peer companies;
•providing advice to the Committee on corporate governance best practices, as well as any other areas of concern or risk;
•serving as a resource to the Committee chair for meeting agendas and supporting materials in advance of each meeting;
•reviewing and commenting on proxy statement disclosure items; and
•advising the Committee on management’s pay recommendations.
The Committee has assessed the independence of Aon as required by the NYSE listing standards. The Committee reviewed its relationship with Aon and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Committee concluded that there are no conflicts of interest raised by the work performed by Aon.
Timing of Compensation Decisions
Pay recommendations for our executives, including our executive officers, are typically made by the Committee at its first regularly scheduled meeting of the fiscal year, normally held in November. This meeting is typically held around the same time as we report our fourth quarter and annual financial results for the preceding fiscal year. This timing allows the Committee to have a complete financial performance picture prior to making compensation decisions.
Decisions with respect to prior fiscal year performance, as well as annual equity awards, base salary increases and target performance levels for the current fiscal year and beyond, are also typically made at the Committee’s first regularly scheduled meeting for the fiscal year. Further, any equity awards approved by the Committee at this meeting are dated as of the date of the Committee meeting. As such, the Committee does not time the grants of options or any other equity incentives to the release of material non-public information.
The exceptions to this timing are awards to executives who are promoted or hired from outside of the Company during the fiscal year. These executives may receive equity awards effective or dated, as applicable, as of the date of their promotion or hire or the next nearest scheduled Committee meeting.
Determination of CEO Compensation
At its first regularly scheduled meeting of the fiscal year, the Committee reviews and evaluates CEO performance, and determines performance achievement levels, for the prior fiscal year. The Committee also reviews competitive compensation data. Following review and discussion, the Committee or the Board, as applicable, approves the CEO’s compensation.
For fiscal 2020, our executive compensation programs were determined by our Board of Directors, through our Corporate Governance and Compensation Committee. See Compensation Decision Process above for further information. During fiscal 2019, we operated as a wholly-owned subsidiary of Post. As described below in Compensation Committee Interlocks and Insider Participation, the fiscal 2019 compensation of our named executive officers (other than Mr. Vitale) was determined by Mr. Vitale or Ms. Davenport.
Mr. Vitale is the President and Chief Executive Officer of Post, and he is compensated by Post for his services as an employee of Post. Mr. Vitale’s fiscal 2020, 2019 and fiscal 2018 compensation and the benefit plans in which he participates are fully disclosed in Post’s filings with the SEC.
2020 Compensation Elements
Base Salary
Base salaries are designed to recognize and reward the competency, experience and performance a named executive officer brings to the position. The base salaries earned by our named executive officers in fiscal 2020 and fiscal 2019 are disclosed in the Summary Compensation Table below.
Annual Bonus (Senior Management Bonus Program)
Our named executive officers are eligible to earn incentives based on fiscal year performance. Our Senior Management Bonus Program is designed to reward our executives who attain superior annual performance in key areas that we believe create long-term value for stockholders. Performance is measured at both the corporate and business unit level.
For fiscal 2020, the Committee approved Net Revenue and Adjusted EBITDA as the performance metrics for both corporate and business unit level named executive officers, with 50% tied to each performance metric. Upon completion of the fiscal year, the Committee determines achievement levels versus the pre-approved financial targets, calculated separately for each performance metric. The Committee also performs a comprehensive review of the overall financial performance at the corporate and business unit levels. For performance achievement between the threshold, target and maximum performance levels, calculated separately for each performance metric, earned amounts are interpolated on a straight-line basis between points. Performance achievement below the threshold level for a performance metric generally will result in a lower bonus amount for that performance metric, to the extent discretion is exercised, or no bonus at all. The Committee retains flexibility to make adjustments as needed to incorporate the results of its comprehensive financial review.
The following target bonuses (as a percentage of base salary) were approved for fiscal year 2020.

Name	2020 Target Bonus (2) (% of Salary)	Corporate Level or Business Unit Level
Robert V. Vitale(1)	—	—
Darcy Horn Davenport	125%	Corporate
Paul A. Rode	60%	Corporate
Douglas J. Cornille	50%	Business Unit
_________
(1)    Mr. Vitale is the President and Chief Executive Officer of Post and is compensated by Post for his services as an employee of Post. Mr. Vitale’s fiscal 2020, fiscal 2019 and fiscal 2018 compensation and the benefit plans in which he participates fully disclosed in Post’s filings with the SEC.
(2)    For each performance metric, participants may earn from 50% to 150% of the target bonus attributable to that performance metric based on performance achievement between the threshold and maximum levels. Payout opportunities for performance between the threshold, target and maximum levels, calculated separately for each performance metric, are interpolated on a straight-line basis. For business unit level named executive officers, payout opportunities above a performance metric target level are subject to the business unit achieving the performance metric target level and are calculated based on the performance overachievement, if any, by the Company of the corporate level performance metric target. Performance achievement below the threshold level for a performance metric generally will result in a lower bonus amount for that performance metric, to the extent discretion is exercised, or no bonus at all.
Below are the approved levels, and actual achievement, of corporate and business unit Net Revenue and Adjusted EBITDA for fiscal year 2020:
(dollars in millions)

Fiscal Year 2020 Performance Achievement	Threshold (1)	Target (1)	Maximum (1)	Actual (1)
Net Revenue - BellRing (Corporate)	$976.125	$1,027.50	$1,078.875	$988.32
Adjusted EBITDA - BellRing (Corporate)(2)	$194.75	$205.00	$215.25	$197.19
Net Revenue - Premier Nutrition (Business Unit)	$812.25	$855.00	$897.75	$839.17
Adjusted EBITDA - Premier Nutrition (Business Unit)(3)	$189.05	$199.00	$208.95	$196.70
_________
(1)    When evaluating financial goals/results, the Committee generally excludes non-recurring or extraordinary items.
(2)    Adjusted EBITDA-BellRing (Corporate) is a non-GAAP measure which represents the consolidated net earnings of the Company from the Company’s Annual Report on Form 10-K, excluding income tax expense, net interest expense, depreciation and amortization, non-cash stock-based compensation, noncontrolling interest, separation costs and foreign currency gain/loss on intercompany loans.
(3)    Adjusted EBITDA-Premier Nutrition (Business Unit) is a non-GAAP measure which represents the net earnings of the Premier Nutrition business unit, excluding income tax expense, net interest expense, depreciation and amortization and transaction costs.
For fiscal 2020, management recommended, and the Committee concurred, that it was important to measure performance based on the original pre-approved fiscal 2020 Net Revenue and Adjusted EBITDA financial targets without making adjustments for any COVID-related impact, even though the pandemic was unexpected at the start of the fiscal year and impacted performance in a manner that was outside of our named executive officers’ control. Accordingly, the Committee made no discretionary adjustments in favor of the named executive officers to reduce the negative impact of the COVID-19 pandemic.

Based on the approved fiscal year 2020 performance results above and the results of the Committee’s comprehensive financial review, the Committee approved the following bonus amounts:

Name	2020 Target Bonus (% of Salary)	2020 Actual Bonus Earned (% of Target)	2020 Actual Bonus Earned
Robert V. Vitale(1)	—	—	—
Darcy Horn Davenport	125%	63.7%	$497,656
Paul A. Rode	60%	63.7%	$152,880
Douglas J. Cornille	50%	86.7%	$143,380
_________
(1)    Mr. Vitale is the President and Chief Executive Officer of Post and is compensated by Post for his services as an employee of Post. Mr. Vitale’s fiscal 2020, fiscal 2019 and fiscal 2018 compensation and the benefit plans in which he participates are fully disclosed in Post’s filings with the SEC.
Long-Term Incentives - Fiscal Year 2020 Grants
The Committee believes in a balanced approach to long-term incentive compensation, with an emphasis on performance- based compensation opportunities. For fiscal year 2020, our long-term incentive equity structure consisted of the following elements:
•Stock Options; and
•Restricted Stock Units ("RSUs").
We weighted our long-term incentive grant value as follows:
•Ms. Davenport: Approximately 50% of value was apportioned to each of stock options and RSUs.
•Mr. Rode and Mr. Cornille: 100% of value was apportioned to RSUs.
This weighting is consistent with our philosophy of granting a significant weight of performance-based value to our corporate leaders, as we firmly believe stock options represent effective performance-based compensation.
The Committee uses competitive market data from our annual total compensation study to assist with targeted long-term incentive value. In addition, the Committee considers individual performance, potential future contributions to our business, internal equity and management’s recommendations.
Stock Options
The value of stock options is based solely on stock price appreciation after the grant date. Stock option grants have a ten-year term and generally vest one-third per year on the first, second and third anniversaries of the grant date. The exercise price equals our closing Class A common stock price on the grant date.
We determine the fair value of stock option grants in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and the SEC’s Staff Accounting Bulletin Topic 14. For our standard three-year vesting awards, we have used the simplified method allowed under GAAP as we do not have sufficient historical share option exercise experience. This approach resulted in an expected term of 6.5 years.
RSUs
The value of RSUs provides a base level of retention value as well as incentive for increasing stockholder value. Our RSUs generally vest one-third per year on the first, second and third anniversaries of the grant date.
Certain Other Compensation Policies
Stock Ownership Guidelines
We have stock ownership guidelines applicable to non-employee directors and Section 16 officers. Our Board of Directors believes it is in the best interests of the Company and our stockholders to align the financial interests of Section 16 officers and non-employee directors with those of our stockholders. Our guideline structure is as follows:
•Non-Employee and Non-Executive Directors - 5 times annual retainer
•President and Chief Executive Officer - 6 times base salary

•Section 16 Officers - 2 times base salary
Participants are expected to comply with the ownership requirements within five years of an appointment to a qualified position. As of September 30, 2020, all participants are still within the five-year timeframe for compliance. The categories of stock ownership that satisfy the ownership criteria include:
•shares owned directly or indirectly (e.g. by spouse or trust);
•unvested time-vested or performance-based cash or stock-settled restricted stock or RSUs (with any awards subject to unsatisfied performance-based vesting conditions taken into account at the “target” level of performance);
•shares represented by amounts invested in the BellRing Brands 401(k) Plan; and
•share equivalents, including deferred stock units and deferred compensation, payable under our deferred compensation plans.
Unvested stock options, unexercised stock options and SARs are not included when determining compliance with the guidelines. The Committee is responsible for monitoring the application of the stock ownership guidelines and may modify the guidelines in its discretion, including as a result of dramatic or unexpected changes in the market value of BellRing Class A common stock. The Committee has the discretion to enforce these stock ownership guidelines on a case-by-case basis.
Policy on Hedging and Pledging Company Stock
We have a policy that prohibits directors and executive officers from engaging in derivative or hedging transactions in the Company’s securities and prohibits pledging of securities by directors and executive officers. See the section Corporate Governance – Policy on Hedging and Pledging Company Stock on page 8 for further information.
Limited Perquisites
We provide executives limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy. These benefits help retain and attract superior employees for key positions. The Committee reviews the levels of perquisites and other benefits periodically.
Currently the only perquisite we provide is personal use of our corporate aircraft by our Chief Executive Officer. The Committee has the authority to grant tax gross-ups related to such use, provided that they do not exceed $100,000 during any fiscal year. The Committee reviews the levels of perquisites and other benefits periodically. Personal use of the Company aircraft is discussed in the Summary Compensation Table below.

Summary Compensation Table

The following table sets forth information about the total compensation earned during fiscal 2020, fiscal 2019 and, where required, fiscal 2018 by our named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($) (4)	Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Robert V. Vitale(1)	2020	—	—	—	—	—	—	—	—
Executive Chairman	2019	—	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—	—

Darcy Horn Davenport	2020	625,000	—	1,026,539	760,032	497,656	42,876	23,336	2,975,439
President and Chief Executive Officer	2019	517,500	—	1,732,163	417,340	787,500	37,156	17,514	3,509,173

Paul A. Rode	2020	400,000	—	622,902	—	152,880	12,591	18,035	1,206,408
Chief Financial Officer	2019	314,561	—	803,920	—	247,500	8,106	15,231	1,389,318

Douglas J. Cornille	2020	330,750	—	498,314	—	143,380	4,156	17,942	994,542
SVP, Marketing - Premier Nutrition	2019	288,923	—	700,897	—	236,250	651	14,329	1,241,050
_________
(1)Mr. Vitale is the President and Chief Executive Officer of Post and is compensated by Post for his services as an employee of Post. Mr. Vitale’s fiscal 2020, fiscal 2019 and fiscal 2018 compensation and the benefit plans in which he participates are fully disclosed in Post’s filings with the SEC.
(2)For fiscal 2020, the amounts relate to awards of RSUs of BellRing Class A common stock (the "BellRing RSUs") granted in the fiscal year. As a wholly-owned subsidiary of Post, in fiscal 2019, our NEOs were eligible to participate in long-term incentive plans maintained by Post. For fiscal 2019, the amounts relate to awards of RSUs of Post common stock (the "Post RSUs") granted in the fiscal year. The awards reflect the aggregate grant date fair values computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, and do not correspond to the actual values that will be realized by the NEOs. For the BellRing RSUs, see Note 16 to the Company's fiscal year 2020 financial statements in the Company's Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718. For the Post RSUs, see Note 20 to Post's fiscal year 2020 financial statements in Post's Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718.
(3)For fiscal 2020, the amounts relate to non-qualified stock option awards of BellRing Class A common stock granted in the fiscal year. As a wholly-owned subsidiary of Post, in fiscal 2019, our NEOs were eligible to participate in long-term incentive plans maintained by Post. For fiscal 2019, the amounts relate to non-qualified stock option awards of Post common stock granted in the fiscal year. The amounts relate to non-qualified stock option awards granted in the fiscal year and reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amounts that will be realized upon exercise by the NEOs. The assumptions and fair value for non-qualified stock options granted during fiscal 2020 and fiscal 2019 are summarized in the table below.

	2020	2019
Expected term (in years) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6.5	6.5
Expected stock price volatility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	38.51%	29.73%
Risk-free interest rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1.64%	3.05%
Expected dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	0%	0%
Fair value (per option) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$7.92	$33.82

(4)For fiscal 2020, the amounts reported in this column reflect bonuses earned by the NEOs under the BellRing Brands, Inc. Senior Management Bonus Program, discussed above in Compensation Discussion. For fiscal 2020, amounts payable to our NEOs pursuant to awards granted under the program were determined based on achievement of business-level goals. For fiscal 2020, Net Revenue and Adjusted EBITDA of our business were the primary performance metrics for our NEOs. As a wholly-owned subsidiary of Post in fiscal 2019, the amounts reported in this column for fiscal 2019 reflect bonuses earned by the NEOs under the Post Holdings, Inc. Annual Bonus Program.
(5)As a wholly-owned subsidiary of Post, in fiscal 2019, our NEOs were eligible to participate in the following non-qualified deferred compensation plans maintained by Post for key employees: the Deferred Compensation Plan for Key Employees and the Executive Savings Investment Plan. Our NEOs are no longer eligible for deferrals under the Post Deferred Compensation Plan for Key Employees and the Post Executive Savings Investment Plan effective January 1, 2020. The Company does not maintain any deferred compensation plans for its employees. The amounts reported in this column represent the aggregate earnings on the respective NEO’s account under Post’s Deferred Compensation Plan for Key Employees and Executive Savings Investment Plan.

(6)Amounts shown in the "All Other Compensation" column include the following:

	Year	Matching Contributions ($)	Life Insurance Premiums ($)	Personal Use of Aircraft ($)(b)	Tax Gross-Ups ($)(c)	Miscellaneous ($)	Total ($)
Robert V. Vitale(a)	2020	—	—	—	—	—	—
	2019	—	—	—	—	—	—
	2018	—	—	—	—	—	—

Darcy Horn Davenport	2020	16,896	884	—	5,348	208	23,336
	2019	16,800	714	—	—	—	17,514
				—		—
Paul A. Rode	2020	17,133	877	—	—	25	18,035
	2019	14,558	673	—	—	—	15,231

Douglas J. Cornille	2020	17,100	831	—	—	11	17,942
	2019	13,726	603	—	—	—	14,329
—–——–—
(a)     Mr. Vitale is the President and Chief Executive Officer of Post and is compensated by Post for his services as an employee of Post. Mr. Vitale’s fiscal 2020, fiscal 2019 and fiscal 2018 compensation and the benefit plans in which he participates are fully disclosed in Post’s filings with the SEC.
(b)    Amounts are based on the aggregate incremental cost to us of the NEO’s use of Post's aircraft. The incremental cost is calculated by dividing the total estimated variable costs (such as fuel, landing fees, on-board catering and flight crew expenses) by the total flight hours for such fiscal year and multiplying such amount by the individual’s total number of flight hours for non-business use for the fiscal year. Incremental costs do not include certain fixed costs that we incur by virtue of using Post's aircraft, including depreciation, employed pilot salaries and benefits, hangar fees and maintenance. Spouses and guests of NEOs occasionally fly on the aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s Standard Industry Fare Level (“SIFL”) formula for imputing taxable income for such use.
(c)    Our CEO may use the aircraft for personal use (including for her spouse and guests) so long as the value of such use is treated as taxable compensation to the individual. We report the SIFL rates for such use in our CEO’s taxable wages. We reimburse our CEO for amounts necessary to offset the impact of income taxes relating to such use.

Outstanding Equity Awards at September 30, 2020
The following table sets forth information on exercisable and unexercisable options and unvested RSU awards held by our named executive officers on September 30, 2020.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Exercise Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(13) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested
Robert V. Vitale(1)	—		—		—	—	—		—	—	—
Darcy Horn Davenport	10,000	(2)	—		71.32	11/14/2026	1,243	(6)	106,898
	10,650	(3)	5,325		79.52	12/1/2027	2,880	(7)	247,680
	4,113	(4)	8,226		92.08	11/13/2028	7,995	(8)	687,570
	—		96,000	(5)	19.31	11/20/2029	53,161	(9)	1,102,559
Paul A. Rode							4,000	(10)	344,000
							745	(11)	64,070
							1,296	(12)	111,456
							3,690	(8)	317,340
							32,258	(9)	669,031
Douglas J. Cornille							602	(11)	51,772
							1,152	(12)	99,072
							3,198	(8)	275,028
							25,806	(9)	535,216
_________
(1)    Mr. Vitale is the President and Chief Executive Officer of Post and is compensated by Post for his services as an employee of Post. Mr. Vitale’s fiscal 2020, fiscal 2019 and fiscal 2018 compensation and the benefit plans in which he participates are fully disclosed in Post’s filings with the SEC.
(2)    Non-qualified Post stock options; vest and become exercisable in equal installments on November 14, 2017, 2018 and 2019.
(3)    Non-qualified Post stock options; vest and become exercisable in equal installments on December 1, 2018, 2019 and 2020.
(4)    Non-qualified Post stock options; vest and become exercisable in equal installments on November 13, 2019, 2020 and 2021.
(5)    Non-qualified Company stock options; vest and become exercisable in equal installments on November 20, 2020, 2021 and 2022.
(6)    Post RSUs; service-based restrictions lapse in equal installments on December 1, 2018, 2019 and 2020. The RSUs will be paid in shares of Post’s common stock within sixty days from each of the applicable vesting dates.
(7)    Post RSUs; service-based restrictions lapse in equal installments on November 13, 2019, 2020 and 2021. The RSUs will be paid in shares of Post’s common stock within sixty days from each of the applicable vesting dates.
(8)    Post RSUs; service-based restrictions lapse in equal installments on April 22, 2020, 2021 and 2022. The RSUs will be paid in shares of Post’s common stock within sixty days from each of the applicable vesting dates.
(9)    Company RSUs; service-based restrictions lapse in equal installments on November 20, 2020, 2021 and 2022. The RSUs will be paid in shares of the Company's Class A common stock within sixty days from each of the applicable vesting dates.
(10)    Post RSUs; service-based restrictions lapse in equal installments on June 17, 2020, 2021, 2022, 2023 and 2024. Each RSU will be paid out in cash equal to the greater of the grant date price of $51.43 or the fair market value of one share of Post’s common stock on the applicable vesting dates and paid within sixty days from each of the applicable vesting dates.
(11)    Post RSUs; service-based restrictions lapse in equal installments on December 4, 2018, 2019 and 2020. The RSUs will be paid in shares of Post’s common stock within sixty days from each of the applicable vesting dates.
(12)    Post RSUs; service-based restrictions lapse in equal installments on November 30, 2019, 2020 and 2021. The RSUs will be paid in shares of Post’s common stock within sixty days from each of the applicable vesting dates.
(13)    Based on the Company's closing stock price of $20.74 and Post’s closing stock price of $86.00, each on September 30, 2020, the last trading day of fiscal 2020.

Potential Payments Upon Termination of Employment or Change in Control
In the event of an involuntary termination of employment, each of our NEOs, other than Mr. Vitale and Ms. Davenport, is eligible for compensation and benefits under the BellRing Brands, LLC Executive Severance Plan (the “Plan”). Mr. Vitale is the President and Chief Executive Officer of Post and is compensated by Post for his services as an employee of Post. Mr. Vitale does not receive any compensation from the Company for his role as a NEO of the Company. In the event of an involuntary termination of employment, Ms. Davenport is eligible for compensation and benefits under the Post Holdings, Inc. Executive Severance Plan (the “Post Plan”), which is disclosed in Post’s filings with the SEC. Descriptions of the terms of the Plan and the Post Plan are below. In addition, information about treatment of equity awards in the event of involuntary termination and/or a change in control is provided below.
Potential Payments under the BellRing Brands, LLC Executive Severance Plan
Severance benefits under the Plan are not available if, among other things, the termination of employment is because of short- or long-term disability or death or if the executive receives an intercompany transfer to a position with BellRing Brands, LLC or one of its subsidiaries or affiliates (unless such transfer gives rise to good reason in the context of a change in control or business change)
Severance Benefits Outside of the Context of a Change in Control
Under the Plan, all of our NEOs, other than Mr. Vitale and Ms. Davenport, are eligible for severance benefits in the event his or her employment is terminated involuntarily other than for “cause,” inadequate or unsatisfactory performance or misconduct. Severance benefits consist of:
•a lump sum payment of thirty-nine weeks of the executive’s base salary plus one week of the executive's base salary per year of the executive's service at the time of the qualifying termination (excluding, in both cases, bonus and incentive compensation);
•a prorated portion of the applicable annual bonus program target award based on the number of full weeks worked during the fiscal year as of the effective date of termination, provided that the performance goals, measured as of the time of the qualifying termination, are achieved;
•BellRing Brands, LLC contributions toward the cost of COBRA healthcare continuation coverage for up to twelve weeks;
•outplacement services for a period to be determined by BellRing Brands, LLC, but not exceeding two years; and
•vesting of certain equity awards with a time-based vesting schedule on other than a ratable basis made under the BellRing Brands, Inc. 2019 Long-Term Incentive Plan, as described below in the subsection Equity Grant Agreements, and long-term incentive plans maintained by Post.
Additionally, the Plan provides that our NEOs, other than Mr. Vitale and Ms. Davenport, are eligible for enhanced severance benefits in connection with involuntary terminations of employment in conjunction with a sale of such executive’s business or employing subsidiary (a “Business Change”). These benefits are the same benefits that are described immediately below with respect to a change in control of the Company (as defined in the Plan) under the Plan, as if the Business Change were a change in control of the Company.
Severance Benefits Within the Context of a Change in Control
In the event of a change in control, each of our NEOs, other than Mr. Vitale and Ms. Davenport, are eligible for severance benefits in the event of an involuntary termination without “cause” or a termination of employment by the executive for “good reason” (each as defined in the Plan). Severance benefits consist of:
•a lump sum payment of seventy-eight weeks of the executive’s base salary plus one week of the executive's base salary per year of the executive's service at the time of the qualifying termination (excluding, in both cases, bonus and incentive compensation);
•a prorated portion of the applicable annual bonus program target award based on the number of full weeks worked during the fiscal year as of the effective date of termination, provided that the performance goals, measured as of the time of the qualifying termination, are achieved;
•BellRing Brands, LLC contributions toward the cost of COBRA healthcare continuation coverage for up to twelve weeks;
•outplacement services for a period to be determined by BellRing Brands, LLC, but not exceeding two years; and

•vesting of certain equity awards with a time-based vesting schedule on other than a ratable basis made under the BellRing Brands, Inc. 2019 Long-Term Incentive Plan, as described below in the subsection Equity Grant Agreements, and long-term incentive plans maintained by Post.
General
The payment of benefits by BellRing Brands, LLC under the Plan is conditioned upon the executive executing a general release in favor of BellRing Brands, LLC (or his or her employer, if not BellRing Brands, LLC) that includes confidentiality and cooperation provisions, among other provisions. If the executive becomes reemployed by BellRing Brands, LLC (or his or her employer, if not BellRing Brands, LLC) during the severance period, he or she will be required to repay a pro rata portion of the severance payment. The amount of any severance payment will be offset by the amount, if any, the executive receives in relation to the notification period required by the Worker Adjustment and Retraining Notification Act.
The Plan provides that in the event that any payments to the executive under the Plan or otherwise would be subject to excise taxes under the Internal Revenue Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless the executive would receive a greater amount were there no reduction and the executive were to pay the excise taxes.
Potential Payments Under the Post Holdings, Inc. Executive Severance Plan - Ms. Davenport
Under the Post Plan, Ms. Davenport is eligible for severance benefits in the event of an involuntary termination without “cause” or a termination of employment by the executive for “good reason.”
Severance Benefits Outside of the Context of a Change in Control
Severance benefits under the Post Plan are not available if the termination of employment is because of short- or long-term disability or death. Severance benefits consist of:
•a lump sum payment of two times Ms. Davenport’s annual base salary (excluding bonus and incentive compensation) at the time of the qualifying termination, plus an amount equal to two times her then current target annual bonus amount, plus $20,000;
•a prorated portion of the applicable annual bonus program target award based on the number of full weeks worked during the fiscal year as of the effective date of termination, provided that the performance goals are achieved;
•Post contributions toward the cost of COBRA healthcare continuation coverage for up to twelve weeks;
•outplacement services for a period to be determined by Post, but not exceeding two years; and
•vesting of certain equity awards with a time-based vesting schedule on other than a ratable basis made under the BellRing Brands, Inc. 2019 Long-Term Incentive Plan, as described below in the subsection Equity Grant Agreements, and long-term incentive plans maintained by Post.
Additionally, the Post Plan provides that Ms. Davenport is eligible for enhanced severance benefits in connection with involuntary terminations of employment in conjunction with a sale of Post (a “Post Business Change”). These benefits are the same benefits that are described immediately below with respect to a change in control of Post (as defined in the Post Plan) under the Post Plan, as if the Post Business Change were a change in control of Post.
Severance Benefits Within the Context of a Change in Control
The Post Plan provides severance benefits in the event of involuntary termination outside of the context of a change in control of Post. It also provides that certain executives, including Ms. Davenport, are eligible for severance benefits in the context of a change in control of Post. No payments would be made if termination is due to death, disability or normal retirement, or is “for just cause.”
In the event of a change in control, Ms. Davenport would be eligible to receive a lump sum payment equal to the present value of continuing (a) her salary and (b) the greater of (i) her target bonus for the year in which termination occurred and (ii) her last annual bonus preceding the termination or change in control (whichever is greater) for three years following her involuntary termination of employment within two years following a change in control, and the payment of other benefits (as described in the next paragraph). In the event Ms. Davenport’s employment is involuntarily terminated within 270 days prior to a change in control, and she objects to such termination, she will be treated as having met the requirements for these payments and benefits.
Ms. Davenport also would be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of her participation in each life, health, accident and disability plan in which she was entitled to participate immediately prior to the change in control, (ii) payment of any actual costs and expenses incurred by her for litigation related to the enforcement of the Post Plan and (iii) payment of up to $20,000 of costs or expenses incurred for outplacement assistance. Payments are to be made by Post or its employing subsidiary.
General
The payment of benefits by Post under the Post Plan is conditioned upon Ms. Davenport executing a general release in favor of Post that includes confidentiality and cooperation provisions, among other provisions. If Ms. Davenport becomes reemployed by Post during the subsequent two-year period, she will be required to repay a portion of the severance payment. The amount of any severance payment will be offset by the amount, if any, Ms. Davenport receives in relation to the notification period required by the Worker Adjustment and Retraining Notification Act. In addition, no benefits will be paid to the extent duplicative of severance benefits under a change in control or similar agreement with Post.
The Post Plan provides that in the event that any payments to Ms. Davenport under the Post Plan or otherwise would be subject to excise taxes under the Internal Revenue Code, such payments will be reduced to the extent necessary to avoid such excise taxes, unless she would receive a greater amount were there no reduction and the executive were to pay the excise taxes.
Equity Grant Agreements
Equity awards granted to officers under the BellRing Brands, Inc. 2019 Long-Term Incentive Plan (the “2019 LTIP”) are subject to special provisions in the event of certain involuntary terminations and/or a change in control (as defined in the 2019 LTIP) as described herein. Equity awards granted under the 2019 LTIP fully vest if the grantee experiences a qualifying termination “in connection with” a change in control, with the specific timeframes surrounding the change in control during which the termination must occur set forth in the applicable award agreement. The 2019 LTIP further provides that the award agreement will specify, with respect to performance-based targets, all performance goals or other vesting criteria will be either deemed achieved at 100% target levels and adjusted pro rata based on the applicable portion of the performance period which has passed, (b) vested based upon actual performance levels or (c) the greater of (a) or (b). Additionally, all other terms and conditions of the equity award will be deemed to be met. With respect to stock options and RSUs granted to our NEOs pursuant to the 2019 LTIP, the termination of employment is deemed to be in connection with a change in control if it occurs during the three-month period prior to, or the twenty-four-month period beginning upon, the date of the change in control.
Additional vesting rules for equity awards are as follows:
•Equity awards issued to officers under the 2019 LTIP vest in whole or in part upon a termination because of death or disability.
•Award agreements issued under the 2019 LTIP provide that if the officer’s employment with a Company affiliate terminates as a result of the sale of his or her employing business or that Company affiliate, and the acquirer does not agree to assume the award on substantially the same terms, then the award fully vests.
•Vested stock options granted under the 2019 LTIP will remain exercisable until the expiration of the award under its terms.

Employment Agreements
None of our named executive officers has an employment agreement with the Company.

Director Compensation for the Fiscal Year Ended September 30, 2020
All non-management directors received an annual retainer of $55,000. The chairperson of each of our Audit Committee and Corporate Governance and Compensation Committee each receive an additional annual retainer of $10,000. The independent lead director of our Board receives an additional annual retainer of $10,000.
In addition to cash compensation, all non-management directors received an annual grant in the form of RSUs valued at approximately $100,000 on the date of grant, rounded down to the nearest RSU. All awards fully vest on the first anniversary of the date of grant. In addition, all awards fully vest at the director’s disability or death. Directors may elect to defer settlement of RSUs until separation from service.
We also pay the premiums on directors’ and officers’ liability and travel accident insurance policies insuring directors. We reimburse directors for their reasonable expenses incurred in connection with attending Board meetings.

Under our Deferred Compensation Plan for Directors, any non-management director may elect to defer, with certain limitations, his or her retainer. Deferred compensation may be notionally invested in BellRing Class A common stock equivalents or in a number of mutual funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Deferrals in our Class A common stock equivalents receive a 33 1/3% Company matching contribution, also credited in BellRing Class A Common stock equivalents. Balances are paid upon leaving the Board of Directors, generally in cash, in one of three ways: (1) lump sum payout; (2) five-year installments or (3) ten-year installments.
Directors who also are full-time officers or employees of the Company or Post receive no additional compensation for serving as directors.
We maintain stock ownership guidelines applicable to all non-management directors. See Other Compensation Policies - Stock Ownership Guidelines under Compensation Discussion for more details.
The following table sets forth the compensation paid to non-management directors for fiscal year 2020, other than reimbursement for travel expenses.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Qualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Thomas P. Erickson	62,292	99,986	—	5,114	16,248	183,640
Jennifer Kuperman	52,708	99,986	—	4,327	13,749	170,770
Elliot H. Stein, Jr.	71,875	99,986	—	—	—	171,861
—–——–—
(1)    Non-management directors cash fees are prorated for the period following our IPO through September 30, 2020.
(2)    These amounts represent the grant date fair value of 1,400 RSUs granted on February 4, 2020. The grant date fair values are computed in accordance with FASB ASC Topic 718, and do not correspond to the actual values that will be realized by the non-management directors. See Note 16 to the Company’s fiscal year 2020 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718. All awards fully vest on the first anniversary of the date of grant, and the Class A common stock issued pursuant to such awards must be held until the director has met the ownership requirements under our Stock Ownership Guidelines; however, shares are permitted to be sold to the extent necessary to satisfy any tax obligations relating to the vesting and delivery of such shares. In addition, all awards fully vest at the director’s disability or death.
(3)    The number of unvested RSUs held by each non-management director as of September 30, 2020 was 4,395 RSUs.
(4)    The amounts reported in this column represent the aggregate earnings on the respective non-management director’s account under our Deferred Compensation Plan for Directors for all non-management directors who elected to participate in the plan.
(5)    These amounts represent the 33 1/3% match on deferrals into Class A common stock equivalents under the Deferred Compensation Plan for Directors for all non-management directors who elected to participate in the plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During our fiscal year 2020, the Corporate Governance and Compensation Committee was composed of Messrs. Stein and Erickson and Ms. Kuperman. There are no relationships involving the members of our Corporate Governance and Compensation Committee or our executive officers that are required to be disclosed under Item 407(e)(4) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS
Security Ownership of Certain Beneficial Owners
The table below indicates the persons or entities known to us to be the beneficial holders of more than 5% of our Class A common stock and Class B common stock, each par value $0.01 per share, as of January 6, 2020. Other than the ownership information pertaining to Post, the information set forth in the table below is based solely upon information included in Schedule 13D, Schedule 13F and Schedule 13G filings as of the most recent practicable date. We have no reason to believe that such information is not complete or accurate or that a statement or amendment to any Schedule 13D, Schedule 13F or Schedule 13G filing should have been filed and was not.

	Class A Beneficially Owned		Class B Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage of Class(8)	Number of Shares	Percentage of Class(9)
Post Holdings, Inc. 2503 S. Hanley Rd. St. Louis, Missouri 63144	97,474,180(1)	71.1%	1	100.00%
Route One Investment Company, L.P.(2) One Letterman Drive Bldg D-Main, Suite DM200 San Francisco, California 94129	5,165,991	13.1%	--	--
Wellington Management Group LLP (3) c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02110	3,412,419	8.6%	--	--
Vanguard Group(4) P.O. Box 2600 Valley Forge, Pennsylvania 19482	3,394,526	8.6%	--	--
Victory Capital Management, Inc. (5) 4900 Tiedman Rd Brooklyn, Ohio 44144	3,270,313	8.3%	--	--
BlackRock, Inc.(6) 55 East 52nd Street New York, New York 10055	2,853,907	7.2%	--	--
GIC Private Limited (7) 168 Robinson Road #37-01 Capital Tower Singapore 068912	2,100,800	5.3%	--	--
_________
(1)    Represents the shares of Class A common stock that may be acquired upon the redemption of non-voting membership units of BellRing Brands, LLC (“BellRing Brands, LLC Units”) held by Post Holdings, Inc. Subject to the terms of the amended and restated limited liability company agreement of BellRing Brands, LLC, BellRing Brands, LLC Units may be redeemed for, at the option of BellRing Brands, LLC (as determined by its Board of Managers), shares of our Class A common stock, or for cash. The redemption of BellRing Brands, LLC Units for shares of Class A common stock is at an initial redemption rate of one share of Class A common stock for one BellRing Brands, LLC Unit, subject to customary redemption rate adjustments for stock splits, stock dividends and reclassifications.
(2)    The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2020, based on a Form 13F-HR dated November 16, 2020, filed by Route One Investment Company, L.P. According to the Form 13F-HR, Route One Investment Company, L.P. exercises sole investment power with respect to all shares and has sole voting power with respect to all shares.
(3)    The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2020, based on a Form 13F-HR dated November 16, 2020, filed by Wellington Management Group LLP c/o Wellington Management Company LLP. According to the Form 13F-HR, Wellington Management Group LLP has shared-defined investment power for all shares, shared voting power with respect to 2,960,809 shares and no voting power with respect to 451,610 shares.
(4)    The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2020, based on a Form 13F-HR dated November 16, 2020, filed by Vanguard Group Inc. According to the Form 13F-HR, Vanguard Group Inc. exercises sole investment power with respect to 3,329,905 shares, shared-defined investment power for 64,621 shares, shared voting power with respect to 38,876 shares and no voting power with respect to 3,355,650 shares.
(5)    The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2020, based on a Form 13F-HR dated November 9, 2020, filed by Victory Capital Management Inc. According to the Form 13F-HR, Victory Capital Management Inc. exercises sole investment power with respect to all shares, sole voting power with respect to 3,136,353 shares and no voting power with respect to 133,960 shares.
(6)    The shares set forth in the table reflect the number of shares beneficially owned as of September 30, 2020, based on a Form 13F-HR dated November 6, 2020, filed by BlackRock Inc. According to the Form 13F-HR, BlackRock Inc. exercises sole investment power with respect to all shares, sole voting power with respect to 2,781,885 shares and no voting power with respect to 72,022 shares.

(7)    As reported on Schedule 13G/A filed with the SEC on February 14, 2020. The filing indicated that GIC Private Limited is a fund manager and, as of December 31, 2019, has sole voting and dispositive power with respect to 1,900,668 shares and shared voting and dispositive power with respect to 200,132 shares as the result of managing shares on behalf of its two only clients, the Government of Singapore and the Monetary Authority of Singapore.
(8)    Except for Post Holdings, Inc., the percentage of Class A common stock beneficially owned was calculated based upon 39,509,247 shares of Class A common stock issued and outstanding as of January 6, 2021, plus the number of RSUs that vest within 60 days of that date (13,185 shares), plus the number of Class A common shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date (32,000 shares), by all directors, director nominees and executive officers. For Post Holdings, Inc., the number of shares outstanding was increased by the addition of the number of shares of our Class A common stock issuable upon the redemption of BellRing Brands, LLC Units held by Post Holdings, Inc.
(9)    The percentage of Class B common stock beneficially owned was calculated based upon one share of Class B common stock issued and outstanding as of January 6, 2021.

Security Ownership of Management
The following table shows the shares of our Class A common stock beneficially owned, as of January 6, 2020, by each of our directors, director nominees and named executive officers and by our directors, director nominees and executive officers as a group. Except as noted, all such persons possess sole voting and dispositive power with respect to the shares listed. In general, “beneficial ownership” includes those shares an individual has the power to vote or transfer, and options or other equity awards that are vested and exercisable or that become vested and/or exercisable within 60 days. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the Class A common stock outstanding. Post Holdings, Inc. holds one share of our Class B common stock, which represents 100% of the Class B common stock issued and outstanding.

Name	Number of Shares Beneficially Owned	RSUs Vesting Within 60 Days	Exercisable Options (1)	Total	% of Shares Outstanding (2)(3)	Other Stock-Based Items (4)	Total Stock-Based Ownership
Robert V. Vitale	—	—	—	—	*	—	—
Darcy Horn Davenport	8,934	—	32,000	40,934	*	—	40,934
Thomas P. Erickson	—	4,395	—	4,395	*	4,293	8,688
Jennifer Kuperman	—	4,395	—	4,395	*	3,633	8,028
Elliot H. Stein, Jr.	2,000	4,395	—	6,395	*	—	6,395
Paul A. Rode	7,553	—	—	7,553	*	—	7,553
Douglas J. Cornille	5,627	—	—	5,627	*	—	5,627
Craig L. Rosenthal	4,531	—	—	4,531	*	—	4,531
R. Lee Partin	3,381	—	—	3,381	*	—	3,381
Robin Singh	2,321	—	—	2,321	*	—	2,321
All directors and executive officers as a group (10 people)	34,347	13,185	32,000	79,532	0.2%	7,926	87,458
_________
(1)Includes the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of January 6, 2021, by all directors, director nominees and executive officers.
(2)The number of shares outstanding for purposes of this calculation for each individual was the number of shares outstanding as of January 6, 2020 (39,509,247 shares), plus the number of RSUs that vest within 60 days of that date for such individual, plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date, by such individual.
(3)The number of shares outstanding for purposes of this calculation for all directors, director nominees and executive officers as a group was the number of shares outstanding as of January 6, 2021 (39,509,247 shares), plus the number of RSUs that vest within 60 days of that date (13,185 shares), plus the number of shares which could be acquired upon the exercise of vested options, or options that vest within 60 days of that date (32,000 shares), by all directors, director nominees and executive officers.
(4)Includes indirect interests in shares of our Class A common stock held under our Deferred Compensation Plan for Directors. Although indirect interests in shares of our Class A common stock under deferred compensation plans may not be voted or transferred, they have been included in the table above as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our Class A common stock.
Delinquent Section 16(a) Reports
Our Section 16 officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE. Copies of those reports also must be furnished to us.
Based solely upon a review of copies of those reports, other documents furnished to us and written representations that no other reports were required, we believe that all filing requirements applicable to officers and directors have been complied with during fiscal year 2020.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures Governing Related Party Transactions
Our written code of conduct for directors, officers and employees contains written conflict of interest policies that are designed to prevent each director and executive officer from engaging in any transaction that could be deemed a conflict of interest.
Our Corporate Governance and Compensation Committee is responsible for reviewing transactions in which one or more directors or officers may have an interest. The Committee acts pursuant to a written charter, giving the Committee the authority to oversee compliance with legal and regulatory requirements, codes of conduct and ethics programs established by the Company. If the Committee determines that a director or officer has a direct or indirect material interest in a transaction involving us, the Committee will either approve, ratify or disapprove the transaction. In considering a related party transaction, the Committee will take into account relevant facts and circumstances, including the following:
•whether the terms of the transaction are no less favorable to us than terms generally available to an unaffiliated third party under similar circumstances;
•the materiality of the director’s or officer’s interest in the transaction, including any actual or perceived conflicts of interest; and
•the importance of the transaction and the benefit (or lack thereof) of such transaction to us.
We expect that the Committee will not approve or ratify such transaction unless, after considering all facts and circumstances, including the factors listed above, it determines that the transaction is in, or is not inconsistent with, the best interests of our Company and our stockholders. In the event management, in the normal course of reviewing corporate records, determines a related party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.
No director will be permitted to participate in the approval of a related party transaction in which such director was interested. If a related party transaction will be ongoing, the Committee may establish guidelines for management to follow in its ongoing dealings with the related party.
Related Party Transactions
In addition to the director and executive officer compensation arrangements discussed above under Compensation of Officers and Directors, the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or holders of more than five percent of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.
The Reorganization
On October 21, 2019, we completed our IPO and a series of formation transactions. In connection with the IPO and formation transactions, we entered into a number of agreements with Post, including a master transaction agreement, employee matters agreement, investor rights agreement, amended and restated limited liability company agreement, tax matters agreement, tax receivable agreement and master services agreement. The following are summaries of certain provisions of those related-party agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore encourage you to review the agreements in their entirety. Copies of the agreements have been filed with the SEC and are incorporated by reference as exhibits to our Form 10-K for the fiscal year ended September 30, 2020 and are available electronically on the SEC’s website at www.sec.gov. Capitalized terms use in this section that are not otherwise defined have the same meanings as set forth in the original agreements.
Master Transaction Agreement
The master transaction agreement sets forth the agreements among us, BellRing Brands, LLC and its subsidiaries, and Post and its subsidiaries (other than us), regarding the formation transactions and the IPO, and governs the relationship between Post and us after the IPO. Among other matters, the master transaction agreement:

•details the steps and related timing for each of the formation transactions;
•provides that, in general, each of Post and BellRing Brands, LLC assumes liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and indemnifies the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters;
•provides that, except as otherwise provided in the master transaction agreement or any other ancillary agreements, each of us and BellRing Brands, LLC, on the one hand, and Post, on the other hand, releases the other parties and their respective subsidiaries and affiliates from liabilities existing or arising from any acts or events or conditions existing on or before the consummation of the IPO;
•contains certain financial reporting covenants of each of us and BellRing Brands, LLC that apply until such time as Post is no longer required to include, for any fiscal year presented in any Form 10-K of Post, the consolidated results of operations and financial position of us or any of our subsidiaries or to account for its investment in us or any of our subsidiaries under the equity method of accounting;
•provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of our and our subsidiaries’ business with us and financial responsibility for the obligations and liabilities of the business of Post and its subsidiaries (other us and our subsidiaries) with Post; and
•provides that we paid all costs, fees and expenses incurred in connection with the IPO and the formation transactions (other than costs, fees and expenses relating to the $1,225.0 million unsecured bridge loan obtained by Post in connection with the formation transactions prior to the completion of the IPO (the “Post Bridge Loan”)), or, upon the request of Post, to reimburse Post or its subsidiaries with respect to any such costs, fees and expenses previously paid by Post or its subsidiaries. Also, BellRing Brands, LLC and its subsidiaries paid all principal and interest under Post’s borrowings under the Post Bridge Loan; although costs, fees and expenses incurred prior to the IPO in connection with obtaining the Post Bridge Loan were borne solely by Post. Following the completion of the IPO, BellRing Brands, LLC paid to Post $23.9 million, an amount equal to the value of all cash and cash equivalents held by BellRing Brands, LLC and its subsidiaries as of immediately prior to the consummation of the IPO.
Employee Matters Agreement
The employee matters agreement covers a wide range of compensation and benefit matters, including:
•our continued participation in certain Post employee benefit plans and programs until we adopted our replacement employee benefit plans;
•our responsibility for liabilities associated with the participation by our employees, any former employees in certain Post benefit plans;
•except as otherwise provided in the employee matters agreement, our and our subsidiaries assumption of responsibility for all liabilities under our employee benefit plans and arrangements and all liabilities with respect to the employment or termination of employment of our employees and former employees;
•establishing a non-qualified deferred compensation plan for eligible members of our Board of Directors effective January 1, 2020; and
•our obligations with respect to the Company's 2019 Long Term Incentive Plan and restricted stock unit awards and nonqualified stock option awards issued to employees of BellRing Brands, LLC or its subsidiaries under certain Post long-term incentive plans.
We and Post may terminate the employee matters agreement by mutual consent, and Post may terminate the employee matters agreement in the event of a change of control of Post, or a change of control of us or the sale of all or substantially all of our consolidated assets.
Investor Rights Agreement
The investor rights agreement provides Post with certain demand, shelf and piggyback registration rights with respect to its shares of our Class A common stock. The registration rights provisions also contain customary provisions relating to cooperation with the registration process, black-out periods and securities law indemnity provisions in favor of the selling stockholders. With certain exceptions, we are required to bear all registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares pursuant to the investor rights agreement.
The investor rights agreement further provides that Post, subject to applicable corporate governance rules of the SEC and the NYSE, has the right to designate: (i) a majority of our directors if the votes that may be cast by Post under our Amended and Restated Certificate of Incorporation are more than 50% of the total voting power of our outstanding common stock, (ii) one less than a majority of the directors if the votes that may be cast by Post under our Amended and Restated Certificate of Incorporation are more than 25% but 50% or less of the total voting power of our outstanding common stock and (iii) one-third of the directors if the votes that may be cast by Post under our Amended and Restated Certificate of Incorporation are more than 10% but 25% or less of the total voting power of our outstanding common stock. Post will lose the right to designate directors if the votes that may be cast by Post under our Amended and Restated Certificate of Incorporation are 10% or less of the total voting power of our outstanding common stock. For so long as the votes that may be cast by Post under our Amended and Restated Certificate of Incorporation are 25% or more of our outstanding common stock, Post will have the right, subject to applicable corporate governance rules of the SEC and the NYSE, to designate the members of the committees of our Board of Directors. For any person designated by Post as provided above, we will ensure that such person so designated will be nominated for election and will use reasonable best efforts to cause such person to be elected as a director.
The investor rights agreement will terminate when Post and its permitted transferees hold less than 2.5% of the total voting power of our outstanding common stock.
Amended and Restated Limited Liability Company Agreement
The amended and restated limited liability company agreement governs the operations of BellRing Brands, LLC and the rights and obligations of its members. We operate our business through BellRing Brands, LLC and its consolidated subsidiaries.
Reorganization. As part of the formation transactions, BellRing Brands, LLC established two new classes of its common units, a voting membership unit and nonvoting common units (such nonvoting common units, “BellRing Brands, LLC Units”). BellRing Brands, LLC issued one voting membership unit to us, which confers the right to appoint all members of the Board of Managers of BellRing Brands, LLC. All of the membership interests in BellRing Brands, LLC owned by Post prior to the formation transactions were reclassified into 97,474,180 BellRing Brands, LLC Units. In connection with the formation transactions and the IPO, additional BellRing Brands, LLC Units were issued to us. Each BellRing Brands, LLC Unit entitles the holder to economic rights equal to the economic rights of each other BellRing Brands, LLC Unit.
Governance. BellRing Brands, LLC is managed by its Board of Managers. As the owner of the sole voting membership unit in BellRing Brands, LLC, we have the sole power to appoint and remove all of the members of the Board of Managers. No other members of BellRing Brands, LLC, in their capacity as such, has any authority or right to appoint members to the Board of Managers. The Board of Managers are responsible for the oversight of BellRing Brands, LLC’s operations and overall performance and strategy, while the management of the day-to-day operations of the business of BellRing Brands, LLC and the execution of business strategy is the responsibility of the officers and employees of BellRing Brands, LLC and its subsidiaries. None of the members of BellRing Brands, LLC have any authority or right to control the management of BellRing Brands, LLC or to bind it in connection with any matter. Post, however, has the ability to exercise majority voting control over us by virtue of its ownership of our Class B common stock (for so long as Post or its affiliates (other than us) directly own more than 50% of the BellRing Brands, LLC Units) and the investor rights agreement, which gives Post the ability to designate a majority of our board of directors (for so long as the votes that may be cast by Post under our Amended and Restated Certificate of Incorporation are more than 50% of the total voting power of our outstanding common stock).
Distributions and Allocations. In general, BellRing Brands, LLC may make distributions to its members from time to time at the discretion of the Board of Managers. Such distributions will be made to the members on a pro rata basis in proportion to the number of BellRing Brands, LLC Units held by each member, except that the Board of Managers may cause BellRing Brands, LLC to make non-proportionate distributions to us in connection with any cash redemption of our Class A Common Stock. Net profits and net losses of BellRing Brands, LLC generally will be allocated to holders of BellRing Brands, LLC Units on a pro rata basis in proportion to the number of BellRing Brands, LLC units held by each member. The amended and restated limited liability company agreement provides, to the extent cash is available, for distributions pro rata to the holders of BellRing Brands, LLC Units such that members receive an amount of cash sufficient to cover the taxes payable by them as a result of the allocation of BellRing Brands, LLC’s net profits and losses and to cover our obligations under the tax receivable agreement. In addition, the amended and restated limited liability company agreement provides that BellRing Brands, LLC will reimburse us for reasonable out-of-pocket expenses, including all of our fees, costs and expenses associated with being a public company and maintaining our corporate existence.
Coordination of Us and BellRing Brands, LLC. Any time we issue a share of Class A common stock or any other equity security entitled to any economic rights, BellRing Brands, LLC must issue to us one BellRing Brands, LLC Unit (if we issue a share of Class A common stock) or such other equity security (if we issue an economic company security other than Class A common stock). BellRing Brands, LLC may not issue any additional BellRing Brands, LLC Units to us or to any of our subsidiaries unless substantially simultaneously therewith we or such subsidiary issues or sells an equal number of shares of Class A common stock to another person. Conversely, subject to certain exceptions, neither we nor any of our subsidiaries may redeem, repurchase or otherwise acquire any shares of Class A common stock unless substantially simultaneously BellRing Brands, LLC redeems, repurchases or otherwise acquires from us or such subsidiary an equal number of BellRing Brands, LLC Units for the same price per security.
Transfer of BellRing Brands, LLC Units. No member of BellRing Brands, LLC may directly or indirectly transfer all or any part of its BellRing Brands, LLC Units, without the Board of Managers’ prior written consent, unless the transfer falls within a category of permitted transfers. In connection with any (i) transfer by Post or any of its affiliates (other than us) of any BellRing Brands, LLC Units to any person other than us or Post’s affiliates, or (ii) issuance of additional BellRing Brands, LLC Units by BellRing Brands, LLC to any person other than us, Post or Post’s affiliates, Post or such affiliate must, subject to certain exceptions, grant to the transferee a written proxy, or enter into a written voting agreement or other voting arrangement with such transferee.
Each such proxy, agreement or arrangement will set forth a specific number or percentage of votes to which the share of Class B common stock is entitled that it covers for each applicable transferee, and:
•for so long as Post or its applicable affiliate, as the holder of the share of Class B common stock, holds in the aggregate more than 50% of the BellRing Brands, LLC Units, whether the transferee will have the right to exercise any voting rights under such proxy, agreement or other arrangement;
•that, in the event that Post or its applicable affiliate, as the holder of the share of Class B common stock, holds in the aggregate 50% or less of the BellRing Brands, LLC Units, the transferee will have the right to direct the holder of such share of Class B common stock to cast a number of votes to which the outstanding share of Class B common stock is entitled equal to the number of BellRing Brands, LLC Units held by such transferee; and
•that, in the event of a subsequent transfer of BellRing Brands, LLC Units by such transferee to another person, such transferee’s rights under the proxy, agreement or other arrangement will automatically be deemed assigned or transferred, in whole or in part, to the subsequent acquiring person to the extent such person acquires associated BellRing Brands, LLC Units; except that any subsequent transfer of BellRing Brands, LLC Units to the holder of the share of Class B common stock or us will constitute a revocation of the rights granted under such proxy, agreement or other arrangement with respect to the BellRing Brands, LLC Units so transferred.
Redemption Rights. Each member (other than us) has the right to cause BellRing Brands, LLC to redeem its BellRing Brands, LLC Units in exchange for, at BellRing Brands, LLC’s option, shares of our Class A common stock or cash (based on the market price of the shares of our Class A common stock). The redemption of BellRing Brands, LLC Units in exchange for shares of Class A Common Stock will be at an initial redemption rate of one share of Class A common stock for one BellRing Brands, LLC Unit, subject to customary redemption rate adjustments for stock splits, stock dividends and reclassifications. Any decision to redeem BellRing Brands, LLC Units for cash rather than shares of our Class A common stock will ultimately be determined by the BellRing Brands, LLC Board of Managers.
Tax Matters Agreement
The tax matters agreement governs our and Post’s respective rights, responsibilities and obligations with respect to tax matters, including responsibility for taxes attributable to BellRing Brands, LLC and its subsidiaries, entitlement to refunds, allocation of tax attributes, preparation of tax returns, certain tax elections, control of tax contests and other matters.
Under the tax matters agreement, Post is responsible for all taxes for its active nutrition business which relate to pre-IPO periods, and BellRing Brands, LLC generally is responsible for: (i) all taxes imposed with respect to any consolidated, combined or unitary tax return of Post that includes BellRing Brands, LLC or any of its subsidiaries to the extent such taxes relate to post-IPO periods, and are attributable to BellRing Brands, LLC or any of its subsidiaries, and (ii) all taxes that relate to post-IPO periods imposed with respect to consolidated, combined, unitary or separate tax returns of BellRing Brands, LLC or any of its subsidiaries as determined under the tax matters agreement.
Tax Receivable Agreement
The tax receivable agreement provides for the payment by us to Post of 85% of the amount of cash savings, if any, in U.S. federal income tax, as well as state and local income tax and franchise tax, that we realize (or are deemed to realize) as a result of (a) the increase in the tax basis of the assets of BellRing Brands, LLC attributable to (i) the redemption of BellRing Brands, LLC Units by Post pursuant to the limited liability company agreement, (ii) deemed sales by Post of BellRing Brands, LLC Units or assets to us or BellRing Brands, LLC, (iii) certain actual or deemed distributions from BellRing Brands, LLC to Post and (iv) certain formation transactions, (b) disproportionate allocations of tax benefits to us as a result of Section 704(c) of the Internal Revenue Code and (c) certain tax benefits (e.g., imputed interest, basis adjustments, deductions, etc.) attributable to payments under the tax receivable agreement. Payments under the tax receivable agreement are not conditioned on Post’s continued ownership of BellRing Brands, LLC Units or Class A common stock or Class B common stock after the IPO. The rights of Post under the tax receivable agreement are assignable to transferees of Post’s BellRing Brands, LLC Units. We are expected to benefit from the remaining 15% of tax benefits, if any, that it may realize (or in some cases, be deemed to realize).
The actual increase in tax basis and the amount and timing of any payments under the tax receivable agreement will vary depending upon a number of factors, including:
•the price of shares of our Class A common stock in connection with the IPO and at the time of redemptions - the basis adjustments, as well as any related increase in any tax deductions, are directly related to the price of shares of our Class A common stock at the time of the consummation of the IPO and each redemption;
•the timing of any redemptions-for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of BellRing Brands, LLC at the time of each redemption;
•the extent to which such redemptions are taxable - if a redemption is not taxable for any reason, increased tax deductions will not be available;
•the amount and timing of our income - the tax receivable agreement generally requires us to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the tax receivable agreement. If we do not have taxable income, we generally will not be required to make payments under the tax receivable agreement for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes will result in payments under the tax receivable agreement;
•any future changes in federal tax laws - if future changes in federal tax laws result in changes in the amount and timing of payments (for example, changes to interest expense limitations); and
•any future changes in federal corporate income tax rates.
Master Services Agreement
Under the master services agreement, Post provides some combination of the following services, among others, to us:
•assistance with certain legal, finance, internal audit, treasury, information technology support, insurance and tax matters, including assistance with certain public company reporting obligations;
•the use of office and/or data center space;
•payroll processing services;
•tax compliance services; and
•such other services as to which Post and we may agree.
The charges for these services were $2.2 million, plus certain third party costs, in fiscal 2020. In general, the services provided by Post began on the date of the completion of the IPO and will continue for the periods specified in the master services agreement, subject to any subsequent extension or truncation agreed to by us and Post. In addition, Post may terminate (i) the master services agreement or any services provided thereunder in the event of a change of control of Post, or a change of control of us or the sale of all or substantially all of the consolidated assets of Post or us, (ii) any services provided to a subsidiary of us in the event of a change of control of the subsidiary or the sale of all or substantially all of its assets, (iii) any services provided to a business line or operating division of us or our subsidiaries in the event of a sale of such business line or operating division and (iv) any services provided by Post’s Canadian subsidiary, Post Foods Canada Inc., in the event of a change in control of Post Foods Canada Inc. We may terminate the master services agreement with respect to one or more particular services being received upon such notice as will be provided for in the master services agreement.
Assumption of Post Bridge Loan
On October 21, 2019 and in connection with the completion of the IPO, BellRing Brands, LLC entered into a Borrower Assignment and Assumption Agreement with Post and Morgan Stanley Senior Funding, Inc., as administrative agent under the Post Bridge Loan, under which BellRing Brands, LLC became the borrower under the Post Bridge Loan. The domestic subsidiaries of BellRing Brands, LLC continued to guarantee the Post Bridge Loan and BellRing Brands, LLC’s obligations under the Post Bridge Loan became secured by a first priority security interest in substantially all of the assets of BellRing Brands, LLC and in substantially all of the assets of its subsidiary guarantors. Post retained the net cash proceeds of the Post

Bridge Loan. Also on October 21, 2019, BellRing Brands, LLC used the proceeds of its borrowing under its credit agreement entered into on that date and the net proceeds of the IPO that we contributed to BellRing Brands, LLC to, among other uses of such funds, repay in full the balance of the Post Bridge Loan.
Intellectual Property License Agreement - Dymatize Enterprises, LLC and Post Consumer Brands, LLC
Effective January 1, 2020, Dymatize Enterprises, LLC ("Dymatize") entered into an Intellectual Property License Agreement with Post Consumer Brands, LLC ("Post Consumer Brands"), a wholly owned subsidiary of Post. Under the intellectual property license agreement, which was negotiated by the parties at arm's length, Post Consumer Brands provides Dymatize a non-exclusive license to use certain intellectual property on or in association with its manufacture, sale and distribution of certain Dymatize products in exchange for the payment of royalties. In fiscal 2020, royalty payments from Dymatize to Post Consumer Brands were $0.2 million.

OTHER MATTERS
Proxy Solicitation
We will bear the expense of preparing, making available or otherwise transmitting this proxy statement and the accompanying materials. We have paid certain entities for assistance with preparing this proxy statement and the proxy card. We also will pay for the solicitation of proxies. We hired Georgeson LLC to assist in the solicitation of proxies for a fee of $11,000 plus expenses. We will reimburse brokers, banks and other nominees for costs, including postage and handling, reasonably incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to the standard mail, our employees may make proxy solicitations via telephone or personal contact. Our employees will not receive additional compensation for these activities.
Stockholder Director Nominations and Proposals for the 2022 Annual Meeting
Under our Amended and Restated Bylaws (as amended), stockholders who desire to nominate a director or present any other business at an annual meeting of stockholders must follow certain procedures. Generally, to be considered at the 2022 annual meeting of stockholders, a stockholder nomination of a director or a proposal not to be included in the proxy statement and notice of meeting must be received by the corporate secretary between November 3, 2021 and December 3, 2021. However, if the stockholder desires that the proposal be included in our proxy statement and notice of meeting for the 2022 annual meeting of stockholders, then it must be received by our corporate secretary no later than September 22, 2021 and also must comply in all respects with the rules and regulations of the SEC and the laws of the State of Delaware. A copy of the Amended and Restated Bylaws (as amended) will be furnished to any stockholder without charge upon written request to our corporate secretary.
Form 10-K and Other Filings
Promptly upon written or oral request and at no charge, we will provide a copy of any of our filings with the SEC, including our annual report on Form 10-K, with financial statements and schedules for our most recent fiscal year. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. To request a copy, stockholders can contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 219-1646 or by mail at our principal executive offices at BellRing Brands, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary. These documents also are available on our website at www.bellring.com and the website of the SEC at www.sec.gov. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC.
Internet Availability of Proxy Materials
The notice of annual meeting, proxy statement and our 2020 annual report to stockholders may be viewed online at www.envisionreports.com/BRBR and on our website at www.bellring.com. Information on our website does not constitute part of (and shall not be deemed incorporated by reference in) this proxy statement or any other document we file with the SEC. You may find more information about the date, time and location of the annual meeting of stockholders, as well as the items to be voted on by stockholders at the annual meeting, in the section entitled Proxy and Voting Information beginning on page 2 of this proxy statement. There, you also will find information about attending the annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.
If you are a stockholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at www.envisionreports.com/BRBR and following the instructions as listed. If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.
List of Stockholders
For a period of 10 days prior to the annual meeting, a complete list of the stockholders entitled to vote at the annual meeting will be available and open to the inspection of any stockholder during normal business hours at our principal executive offices at 2503 S. Hanley Rd., St. Louis, Missouri 63144. As our principal executive offices may be closed at that time due to the COVID-19 pandemic, please contact our corporate secretary by telephone at (314) 219-1646 in advance to arrange for inspection of the list of stockholders. A complete list of stockholders entitled to vote at the annual meeting also will be available at the annual meeting website during the meeting.
Householding
SEC rules allow delivery of a single proxy statement and annual report to stockholders to households at which two or more stockholders reside. Accordingly, stockholders sharing an address who previously have been notified by their broker or its intermediary will receive only one copy of the proxy statement and annual report to stockholders, unless the stockholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each stockholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by stockholders, as well as our expenses. Stockholders having multiple accounts may have received householding notifications from their respective brokers and, consequently, such stockholders may receive only one proxy statement and annual report to stockholders. Stockholders who prefer to receive separate copies of the proxy statement and annual report to stockholders, either now or in the future, may request to receive separate copies of the proxy statement and annual report to stockholders by notifying our corporate secretary and those materials will be delivered promptly. Stockholders currently sharing an address with another stockholder who wish to have only one proxy statement and annual report to stockholders delivered to the household in the future also should contact our corporate secretary. Our corporate secretary may be reached by telephone at (314) 219-1646 or by mail at our principal executive offices at BellRing Brands, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary.

By order of the Board of Directors,
/s/ Craig L. Rosenthal
Craig L. Rosenthal
Senior Vice President, General Counsel and Secretary

January 20, 2021

bellring brands® VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on February 26, 2021 for the BellRing Brands, Inc., 401(k) Plan

Online
Go to **www.envisionreports.com/BRBR** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BRBR

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2021 Annual Meeting Proxy Card

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Jennifer Kuperman	☐	☐	02 - Thomas P. Erickson	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

The 2021 Annual Meeting of Stockholders of BellRing Brands, Inc., will be held on Wednesday, March 3, 2021 at 10:00 am CST, virtually via the internet at www.meetingcenter.io/261978753.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — BRBR2021.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/BRBR

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BRBR

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

BellRing Brands, Inc.

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — March 3, 2021

Paul A. Rode and Craig L. Rosenthal, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of BellRing Brands, Inc., to be held on March 3, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.